Exhibit 4.4

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

(January 1, 2010 Restatement)

Plan # 033	Contract #: 51104002

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS AND INTERPRETATION		2

1.1	PLAN DEFINITIONS	2
1.2	INTERPRETATION	9

ARTICLE II SERVICE		10

2.1	SPECIAL DEFINITIONS	10
2.2	CREDITING OF HOURS OF SERVICE	11
2.3	LIMITATIONS ON CREDITING OF HOURS OF SERVICE	12
2.4	DEPARTMENT OF LABOR RULES	13
2.5	CREDITING ELIGIBILITY SERVICE	13
2.6	YEARS OF VESTING SERVICE	13
2.7	EXCLUSION OF VESTING SERVICE EARNED FOLLOWING A BREAK FOR DETERMINING VESTED INTEREST IN PRIOR ACCOUNT	13
2.8	CREDITING OF HOURS OF SERVICE WITH RESPECT TO SHORT “COMPUTATION PERIODS”	13
2.9	CREDITING OF SERVICE ON TRANSFER OR AMENDMENT	14

ARTICLE III ELIGIBILITY		15

3.1	ELIGIBILITY	15
3.2	TRANSFERS OF EMPLOYMENT	15
3.3	REEMPLOYMENT	15
3.4	NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES	16
3.5	EFFECT AND DURATION	16
3.6	ONE-TIME ELECTION NOT TO PARTICIPATE	16

ARTICLE IV 401(K) CONTRIBUTIONS		18

4.1	401(K) CONTRIBUTIONS	18
4.2	AMOUNT OF 401(K) CONTRIBUTIONS	18
4.3	CATCH-UP 401(K) CONTRIBUTIONS	18
4.4	TRUE UP 401(K) CONTRIBUTIONS	19
4.5	CONTRIBUTIONS LIMITED TO EFFECTIVELY AVAILABLE COMPENSATION	19
4.6	COMBINED LIMIT ON 401(K) CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS	19
4.7	AMENDMENTS TO REDUCTION AUTHORIZATION	19
4.8	SUSPENSION OF 401(K) CONTRIBUTIONS	20
4.9	RESUMPTION OF 401(K) CONTRIBUTIONS	20
4.10	DELIVERY OF 401(K) CONTRIBUTIONS	20
4.11	VESTING OF 401(K) CONTRIBUTIONS	20

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		21

Plan # 033	i	Contract #: 51104002

5.1	AFTER-TAX CONTRIBUTIONS	21
5.2	AMOUNT OF AFTER-TAX CONTRIBUTIONS BY PAYROLL WITHHOLDING	21
5.3	COMBINED LIMIT ON 401(K) AND AFTER-TAX CONTRIBUTIONS	21
5.4	AMENDMENTS TO PAYROLL WITHHOLDING AUTHORIZATION	22
5.5	SUSPENSION OF AFTER-TAX CONTRIBUTIONS BY PAYROLL WITHHOLDING	22
5.6	RESUMPTION OF AFTER-TAX CONTRIBUTIONS BY PAYROLL WITHHOLDING	22
5.7	DELIVERY OF AFTER-TAX CONTRIBUTIONS	22
5.8	ROLLOVER CONTRIBUTIONS	23
5.9	DIRECT ROLLOVERS TO PLAN	23
5.10	PARTICIPANT ROLLOVERS TO PLAN	24
5.11	RESTRICTIONS ON ROLLOVER CONTRIBUTIONS	24
5.12	TREATMENT OF AFTER-TAX CONTRIBUTIONS THAT ARE ROLLED OVER TO THE PLAN	24
5.13	VESTING OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS	25

ARTICLE VI EMPLOYER CONTRIBUTIONS		26

6.1	CONTRIBUTION PERIOD	26
6.2	AMOUNT AND ALLOCATION OF ENHANCED RETIREMENT CONTRIBUTIONS	26
6.3	AMOUNT AND ALLOCATION OF REGULAR MATCHING CONTRIBUTIONS	26
6.4	LIMITS ON MATCHING CONTRIBUTIONS	26
6.5	QUALIFIED MATCHING CONTRIBUTIONS	27
6.6	VERIFICATION OF AMOUNT OF EMPLOYER CONTRIBUTIONS BY THE SPONSOR	27
6.7	PAYMENT OF EMPLOYER CONTRIBUTIONS	28
6.8	ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS	28
6.9	VESTING OF EMPLOYER CONTRIBUTIONS	28
6.10	100% VESTING EVENTS	29
6.11	ELECTION OF FORMER VESTING SCHEDULE	29
6.12	FORFEITURES TO REDUCE EMPLOYER CONTRIBUTIONS	29

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		30

7.1	DEFINITIONS	30
7.2	CODE SECTION 402(G) LIMIT	35
7.3	DISTRIBUTION OF “EXCESS DEFERRALS”	36
7.4	LIMITATION ON 401(K) CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES – ADP TEST	37
7.5	DETERMINATION AND ALLOCATION OF “EXCESS CONTRIBUTIONS” AMONG HIGHLY COMPENSATED EMPLOYEES	39
7.6	TREATMENT OF “EXCESS CONTRIBUTIONS”	40

Plan # 033	ii	Contract #: 51104002

7.7	DETERMINATION OF INCOME OR LOSS	40
7.8	CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND FORFEITURES	40
7.9	APPLICATION OF CODE SECTION 415 LIMITATIONS WHERE PARTICIPANT IS COVERED UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN	42
7.10	SCOPE OF LIMITATIONS	42

ARTICLE VIII TRUST FUNDS AND ACCOUNTS		43

8.1	GENERAL FUND	43
8.2	SPONSOR SELECTED INVESTMENT FUNDS	43
8.3	SELF-DIRECTED BROKERAGE OPTION	43
8.4	LOAN INVESTMENT FUND	43
8.5	EMPLOYER STOCK INVESTMENT FUND	44
8.6	INCOME ON TRUST	44
8.7	ACCOUNTS	44
8.8	SUB-ACCOUNTS	45

ARTICLE IX LIFE INSURANCE CONTRACTS		46

9.1	NO LIFE INSURANCE CONTRACTS	46

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		47

10.1	FUTURE CONTRIBUTION INVESTMENT ELECTIONS	47
10.2	DEPOSIT OF PARTICIPANT DIRECTED CONTRIBUTIONS	47
10.3	INVESTMENT AND DEPOSIT OF CERTAIN CONTRIBUTIONS	47
10.4	ELECTION TO TRANSFER BETWEEN FUNDS	47
10.5	404(C) PROTECTION	48
10.6	VOTING AND TENDERING EMPLOYER STOCK	48

ARTICLE XI CREDITING AND VALUING ACCOUNTS		50

11.1	CREDITING ACCOUNTS	50
11.2	VALUING ACCOUNTS	50
11.3	PLAN VALUATION PROCEDURES	50
11.4	UNIT ACCOUNTING PERMITTED	51
11.5	FINALITY OF DETERMINATIONS	51
11.6	NOTIFICATION	51

ARTICLE XII LOANS		52

12.1	APPLICATION FOR LOAN	52
12.2	COLLATERAL FOR LOAN	52
12.3	REDUCTION OF ACCOUNT UPON DISTRIBUTION	52
12.4	LEGAL REQUIREMENTS APPLICABLE TO PLAN LOANS	53
12.5	ADMINISTRATION OF LOAN INVESTMENT FUND	54
12.6	DEFAULT	55
12.7	DEEMED DISTRIBUTION UNDER CODE SECTION 72(P)	55

Plan # 033	iii	Contract #: 51104002

12.8	TREATMENT OF OUTSTANDING BALANCE OF LOAN DEEMED DISTRIBUTED UNDER CODE SECTION 72(P)	55
12.9	SPECIAL RULES APPLICABLE TO LOANS	56
12.10	PRIOR LOANS	57

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		58

13.1	NON-HARDSHIP WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS	58
13.2	NON-HARDSHIP WITHDRAWALS OF ROLLOVER CONTRIBUTIONS	58
13.3	NON-HARDSHIP WITHDRAWALS OF RESTRICTED CONTRIBUTIONS	58
13.4	NON-HARDSHIP WITHDRAWALS OF MATCHING CONTRIBUTIONS	58
13.5	AGE 70 1/2 WITHDRAWALS	59
13.6	OVERALL LIMITATIONS ON NON-HARDSHIP WITHDRAWALS	59
13.7	HARDSHIP WITHDRAWALS	59
13.8	HARDSHIP DETERMINATION	60
13.9	SATISFACTION OF NECESSITY REQUIREMENT FOR HARDSHIP WITHDRAWALS	60
13.10	CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS	61
13.11	ORDER OF WITHDRAWAL FROM A PARTICIPANT’S SUB-ACCOUNTS	61

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		63

14.1	TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE	63
14.2	SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS	63
14.3	DISPOSITION OF NON-VESTED AMOUNTS	63
14.4	TREATMENT OF FORFEITED AMOUNTS	64
14.5	RECREDITING OF FORFEITED AMOUNTS	64

ARTICLE XV DISTRIBUTIONS		66

15.1	DISTRIBUTIONS TO PARTICIPANTS	66
15.2	PARTIAL DISTRIBUTIONS TO RETIRED OR TERMINATED PARTICIPANTS	66
15.3	SPECIAL IN-SERVICE DISTRIBUTIONS	66
15.4	DISTRIBUTIONS TO BENEFICIARIES	66
15.5	CODE SECTION 401(A)(9) REQUIREMENTS	67
15.6	CASH OUTS AND PARTICIPANT CONSENT	71
15.7	REQUIRED COMMENCEMENT OF DISTRIBUTION	72
15.8	REEMPLOYMENT OF A PARTICIPANT	72
15.9	RESTRICTIONS ON ALIENATION	72
15.10	FACILITY OF PAYMENT	73
15.11	INABILITY TO LOCATE PAYEE AND NON-NEGOTIATED CHECKS	73
15.12	DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS	74

ARTICLE XVI FORM OF PAYMENT		75

16.1	NORMAL FORM OF PAYMENT	75

Plan # 033	iv	Contract #: 51104002

16.2	OPTIONAL FORM OF PAYMENT	75
16.3	CHANGE OF ELECTION	75
16.4	DIRECT ROLLOVER	76
16.5	NOTICE REGARDING FORMS OF PAYMENT	77
16.6	REEMPLOYMENT	77
16.7	DISTRIBUTION IN THE FORM OF EMPLOYER STOCK	77

ARTICLE XVII BENEFICIARIES		78

17.1	DESIGNATION OF BENEFICIARY	78
17.2	SPOUSAL CONSENT REQUIREMENTS	78
17.3	REVOCATION OF BENEFICIARY DESIGNATION UPON DIVORCE	78

ARTICLE XVIII ADMINISTRATION		80

18.1	AUTHORITY OF THE SPONSOR	80
18.2	DISCRETIONARY AUTHORITY	80
18.3	ACTION OF THE SPONSOR	80
18.4	CLAIMS REVIEW PROCEDURE	81
18.5	SPECIAL RULES APPLICABLE TO CLAIMS RELATED TO INVESTMENT ERRORS	82
18.6	EXHAUSTION OF REMEDIES	82
18.7	QUALIFIED DOMESTIC RELATIONS ORDERS	83
18.8	INDEMNIFICATION	83
18.9	PRUDENT MAN STANDARD OF CARE	83
18.10	ACTIONS BINDING	83

ARTICLE XIX AMENDMENT AND TERMINATION		84

19.1	AMENDMENT BY PLAN SPONSOR	84
19.2	AMENDMENT BY VOLUME SUBMITTER PRACTITIONER	84
19.3	LIMITATION ON AMENDMENT	85
19.4	TERMINATION	85
19.5	INABILITY TO LOCATE PAYEE ON PLAN TERMINATION	86
19.6	REORGANIZATION	87
19.7	WITHDRAWAL OF AN EMPLOYER	87

ARTICLE XX ADOPTION BY OTHER ENTITIES		88

20.1	ADOPTION BY RELATED COMPANIES	88
20.2	EFFECTIVE PLAN PROVISIONS	88

ARTICLE XXI MISCELLANEOUS PROVISIONS		89

21.1	NO COMMITMENT AS TO EMPLOYMENT	89
21.2	BENEFITS	89
21.3	NO GUARANTEES	89
21.4	EXPENSES	89
21.5	PRECEDENT	89
21.6	DUTY TO FURNISH INFORMATION	89

Plan # 033	v	Contract #: 51104002

21.7	MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS	90
21.8	BACK PAY AWARDS	90
21.9	CONDITION ON EMPLOYER CONTRIBUTIONS	90
21.10	RETURN OF CONTRIBUTIONS TO AN EMPLOYER	91
21.11	VALIDITY OF PLAN	91
21.12	TRUST AGREEMENT	91
21.13	PARTIES BOUND	91
21.14	APPLICATION OF CERTAIN PLAN PROVISIONS	91
21.15	MERGED PLANS	92
21.16	TRANSFERRED FUNDS	92
21.17	VETERANS REEMPLOYMENT RIGHTS	92
21.18	DELIVERY OF CASH AMOUNTS	93
21.19	WRITTEN COMMUNICATIONS	93
21.20	TRUST TO TRUST TRANSFER	93
21.21	PLAN CORRECTION PROCEDURES	94

ARTICLE XXII TOP-HEAVY PROVISIONS		95

22.1	APPLICABILITY	95

FINAL 411(A) REGULATIONS COMPLIANCE APPENDIX		96

415 COMPLIANCE APPENDIX		98

PPA, HEART, AND WRERA COMPLIANCE APPENDIX		105

Plan # 033	vi	Contract #: 51104002

PREAMBLE

The Rayonier-Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of January 1, 2010. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible Employees and their Beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.

Plan # 033	1	Contract #: 51104002

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan. After-tax employee contributions that are rolled over to the Plan in accordance with the provisions of Article V are not treated as After-Tax Contributions hereunder.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant’s “Benefit Payment Date” means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A “Break in Service” means any “computation period” (as defined in Section 2.1 for purposes of determining years of Vesting Service) during which an Employee completes no more than 500 Hours of Service except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

A “Catch-Up 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v).

Plan # 033	2	Contract #: 51104002

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Compensation” of a Participant for any period with respect to 401(k) Contributions and After-Tax Contributions, means straight time pay, overtime and pay for time not worked.

The “Compensation” of a Participant for any period with respect to Employer Contributions means a Participant’s straight time base pay (not to exceed forty hours of work per week) actually paid during the Plan Year.

Notwithstanding the foregoing, Compensation shall not include the following:

•	bonuses;

•	overtime;

•	commissions;

•	amounts realized from the exercise of any non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture and amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

•	shift premiums.

If a Participant’s employment terminates, Compensation does not include amounts received by the Participant following such termination except amounts paid within 2 1⁄2 months after severance from employment if such amounts (1) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation or (2) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($200,000 for Plan Years beginning in 2002, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation

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limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.

A “Covered Employee” means any hourly paid bargaining unit employee of Rayonier – Jesup Mill who is covered by a collective bargaining agreement between his Employer and a union. Notwithstanding the foregoing, the term “Covered Employee” shall not include the following:

•	any individual with respect to whom an Employer does not withhold income or employment taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of his Employer, unless and until the Employer extends coverage to such individual; and

•	any Self-Employed Individual.

“Disabled” means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Participant shall be considered Disabled only if he is eligible to receive a benefit under his employer’s long term disability plan.

The “Earned Income” of an individual means the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the individual’s Employer to a qualified plan to the extent the contributions are deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

An “Eligible Employee” means any Covered Employee who has met the eligibility requirements of Article III to participate in the Plan; provided, however, that any Covered Employee who has made an irrevocable one-time election not to participate in the Plan, as provided in Article III, shall not be considered an Eligible Employee for any Plan purpose.

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The “Eligibility Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An “Employee” means any common law employee of an Employer or a Related Company, any Self-Employed Individual, and any Leased Employee.

An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of Article VI and that an Eligible Employee may not elect instead to receive in cash.

An “Enhanced Retirement Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is not contingent upon a Participant’s “elective contributions” or “employee contributions” as those terms are defined in Section 7.1. Enhanced Retirement Contributions do not include Matching Contributions.

An “Enrollment Date” means the first day of the month coinciding with or immediately following the date the Covered Employee first satisfies the requirements of Section 3.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

A “401(k) Contribution” means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects to have contributed to the Plan in accordance with the provisions of Article IV.

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means any Covered Employee who is a “highly compensated active employee” as defined hereunder.

A “highly compensated active employee” includes any Covered Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look

Plan # 033	5	Contract #: 51104002

back year” in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $80,000 for “look back years” beginning in 1997, adjusted using as the base period the calendar quarter ending September 30, 1996) and was in the top paid group of Employees for the “look back year”. A Covered Employee is in the top paid group of Employees if he is in the top 20 percent of the Employees of his Employer and all Related Companies when ranked on the basis of compensation paid during the “look back year”.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of Employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

•	An Employee’s “compensation” means his “415 compensation” as defined in Section 7.1.

•	The “look back year” means the 12-month period immediately preceding the Plan Year.

An “Hour of Service” with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A “Leased Employee” means any person (other than an “excludable leased employee”) who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any Leased Employee of the “recipient” who is (a) covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of 415 compensation (as defined in Section 7.1), (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” or (b) performs substantially all of his services for the “leasing organization” or (c) whose compensation from the “leasing organization” in each Plan Year during the four-year period ending with the Plan Year is less than $1,000. Notwithstanding the foregoing, a person shall not be treated as an “excludable leased employee” if Leased Employees (including any

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individual who would otherwise be considered an “excludable leased employee”) constitute more than 20 percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

Notwithstanding the foregoing, if any person who performed services for a “recipient” pursuant to an agreement between the “recipient” and the “leasing organization” becomes a Covered Employee, all service performed by such person for the “recipient” shall be treated as employment with an Employer as an Employee, even if performed on less than a full-time basis, for less than a full year, or while an “excludable leased employee.”

A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant’s 401(k) Contributions or After-Tax Contributions as provided in Article VI. Matching Contributions include the following:

•	Regular Matching Contributions.

•	any such contribution that is designated by an Employer as a Qualified Matching Contribution.

The “Normal Retirement Date” of an Employee means the date he attains age 65.

A “Participant” means any person who has satisfied the requirements of Article III to become an Eligible Employee and who has an Account in the Trust.

The “Plan” means the Rayonier-Jesup Mill Savings Plan for Hourly Employees, as from time to time in effect.

A “Plan Year” means the 12-consecutive-month period ending each December 31.

A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code.

A “Qualified Matching Contribution” means any Matching Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on 401(k) Contributions made by Highly Compensated Employees under Article VII.

A “Regular Matching Contribution” means any Matching Contribution made to the Plan at the rate specified in Article VI, other than the following:

•	Matching Contributions re-characterized by the Employer as Qualified Matching Contributions

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A “Related Company” means any corporation or business, other than an Employer, that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).

A Participant’s “Required Beginning Date” means the following:

•	for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) retirement.

•	for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A “Self-Employed Individual” means any individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.

The “Sponsor” means Rayonier Inc., and any successor thereto.

A Participant’s “Spouse” means the person of the opposite sex to whom the Participant is married in a legal union between one man and one woman as husband and wife.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VIII.

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A “Transfer Contribution” means any amount transferred to the Plan on an Employee’s behalf directly from another qualified plan pursuant to a trust to trust transfer as provided in Section 21.20.

The “Trust” means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means each day of the Plan Year.

The “Vesting Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2	Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

Plan # 033	9	Contract #: 51104002

ARTICLE II

SERVICE

2.1	Special Definitions

For purposes of this Article, the following terms have the following meanings:

A “break in service” means any “computation period” (for purposes of determining Eligibility Service) during which an Employee completes no more than 500 Hours of Service except that no Employee shall incur a “break in service” solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

A “computation period” for purposes of determining an Employee’s years of Eligibility Service means (i) the 12-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each Plan Year beginning after such date; provided, however, that if an Employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect. If an Employee returns to active employment after a “break in service”, his initial “computation period” following such return shall be determined using the first date he completes an Hour of Service, as described in Section 2.2(a), following such “break in service”; provided that he completed more than 500 Hours of Service during a “computation period” preceding such “break in service”.

A “computation period” for purposes of determining an Employee’s years of Vesting Service means (i) the 12-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each 12-consecutive-month period beginning on an anniversary of such date.

A “maternity/paternity absence” means an Employee’s absence from employment with an Employer or a Related Company because of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the Employee’s adoption of the child, or the caring for the Employee’s child immediately following the child’s birth or adoption. An Employee’s absence from employment will not be considered a maternity/paternity absence unless the Employee furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

Plan # 033	10	Contract #: 51104002

2.2	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service for:

(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)	Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)	Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.

(e)

Solely for purposes of determining whether an Employee who is on a “maternity/paternity absence” has incurred a Break in Service or a “break in service”, as applicable, for a “computation period”, Hours of Service shall include those hours with which such Employee would otherwise have been credited but for such “maternity/paternity absence”, or shall include eight Hours of Service for each day of “maternity/paternity absence” if the actual hours to be credited cannot be determined; except that not more than the minimum number of hours required to prevent a Break in Service or a “break in service”, as applicable, shall be credited by reason of any “maternity/paternity absence”; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the “computation period” in which the absence from employment

Plan # 033	11	Contract #: 51104002

begins, if such Employee otherwise would incur a Break in Service or a “break in service”, as applicable, in such “computation period”, or, in any other case, to the immediately following “computation period”.

(f)	Solely for purposes of determining whether he has incurred a Break in Service or a “break in service”, as applicable, each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer or a Related Company following such leave.

For purposes of determining an Employee’s Eligibility and Vesting Service, Hours of Service shall be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company as if such employment were employment with a Related Company.

2.3	Limitations on Crediting of Hours of Service

In the application of the provisions of Section 2.2(b), the following shall apply:

(a)	An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses an Employee for medical or medically-related expenses incurred by him.

(c)	A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(d)	No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single “computation period”), unless no duties are performed due to service with the armed forces of the United States for which the Employee retains reemployment rights as provided in Section 2.2(c).

Plan # 033	12	Contract #: 51104002

2.4	Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.5	Crediting Eligibility Service

Years of Eligibility Service shall be determined in accordance with the following provisions:

(a)	An Employee shall be credited with a year of Eligibility Service for each “computation period” in which he completes at least 1,000 Hours of Service.

(b)	Notwithstanding the provisions of paragraph (a), service completed by an Employee prior to a “break in service” shall not be included in determining the Employee’s years of Eligibility Service unless either (i) the Employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to After-Tax or Rollover Contributions, before his “break in service” commenced, or (ii) the number of his consecutive “breaks in service” is fewer than the greater of five or the aggregate number of his years of Eligibility Service before his “break in service” commenced.

2.6	Years of Vesting Service

An Employee shall be credited with a year of Vesting Service for each “computation period” during which he completes at least 1,000 Hours of Service.

2.7	Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Account

Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after a Break in Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Service if the number of his consecutive Breaks in Service is 5 or more.

2.8	Crediting of Hours of Service with Respect to Short “Computation Periods”

The following provisions shall apply with respect to crediting Hours of Service with respect to any short “computation period”:

(a)	For purposes of this Article, the following terms have the following meanings:

(i)	An “old computation period” means any “computation period” that ends immediately prior to a change in the “computation period”.

Plan # 033	13	Contract #: 51104002

(ii)	A “short computation period” means any “computation period” of fewer than 12-consecutive months.

(b)	Notwithstanding any other provision of the Plan to the contrary, no Employee shall incur a Break in Service or a “break in service”, as applicable, for a short “computation period” solely because of such short “computation period”.

(c)	For purposes of determining the years of Eligibility Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but shall include the 12-consecutive-month period ending on the last day of the “short computation period” and the 12-consecutive-month period ending on the first anniversary of the last day of the “old computation period”; provided, however, that no more than one year of Eligibility Service shall be credited to an Employee with respect to such periods.

(d)	For purposes of determining the years of Vesting Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but if an Employee completes at least 1,000 Hours of Service in the 12-consecutive-month period beginning on the first day of the “short computation period”, such Employee shall be credited with a year of Vesting Service for such 12-consecutive-month period.

2.9	Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if as a result of a Plan amendment or a transfer from employment covered under another qualified plan maintained by an Employer or a Related Company, the service crediting method applicable to an Employee changes between the elapsed time method described in Treasury Regulations Section 1.410(a)-7 and the Hours of Service method described in Department of Labor Regulations Sections 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

Plan # 033	14	Contract #: 51104002

ARTICLE III

ELIGIBILITY

3.1	Eligibility

Each Covered Employee who was an Eligible Employee immediately prior to January 1, 2010 shall continue to be an Eligible Employee on January 1, 2010.

Each other Covered Employee shall become an Eligible Employee as of the applicable Enrollment Date following the earlier of:

(a)	the date on which he has completed 90 days of “full-time employment” with an Employer without interruption, or

(b)	the date on which he has completed one year of Eligibility Service.

For purposes of paragraph (a) of this Section, “full-time employment” means employment during which it is contemplated that the Employee will work 1,000 or more hours during each 12-consecutive-month period.

If a Participant transfers from the employment classification of bargaining unit employee to the status of a salaried employee, such Participant will be eligible to continue participation in this Plan only until the date such Participant would be eligible to participate in the Rayonier Investment and Savings Plan for Salaried Employees.

An individual who was a participant in the Rayonier Investment and Savings Plan for Salaried Employees and who transfers to the employment classification of bargaining unit employee will be eligible to become a Participant in the Plan on the first day of the month following the date his employment classification changes to that of Covered Employee.

3.2	Transfers of Employment

If an Employee is transferred directly from employment with an Employer or with a Related Company in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had been a Covered Employee for his entire period of employment with the Employer or Related Company.

3.3	Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as a Covered Employee and if he had been an Eligible Employee prior to his

Plan # 033	15	Contract #: 51104002

termination of employment, he shall again become an Eligible Employee on the date he is reemployed. If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of the date he is reemployed or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5	Effect and Duration

Upon becoming an Eligible Employee, a Covered Employee shall be entitled to make 401(k) and After-Tax Contributions to the Plan in accordance with the provisions of Article IV and Article V and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make 401(k) and After-Tax Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as a Covered Employee.

3.6	One-Time Election Not to Participate

Notwithstanding any other provision of the Plan to the contrary, at the time that an Employee first becomes eligible to make 401(k) Contributions under the Plan (provided such Employee was not previously eligible to participate in any other cash or deferred arrangement under a plan described in Code Section 219(g)(5)(A) maintained by an Employer or a Related Company, including terminated plans), such Employee may make a one-time irrevocable election not to be eligible to make 401(k) Contributions to the Plan or to defer compensation under any other cash or deferred arrangement under any other plan described in Code Section 219(g)(5)(A) that is maintained or established by an Employer or a Related Company. An Employee’s election hereunder shall apply for the duration of the Employee’s employment with all Employers and Related Companies and shall be applicable to the Plan and any other plan described in Code Section 219(g)(5)(A) that is maintained or established by an Employer or a Related Company and that contains a cash or deferred arrangement. An Employee who makes a one-time election in accordance with the provisions of this Section shall not be considered an Eligible Employee for purposes of applying the limitations on 401(k) Contributions of Highly Compensated Employees under Article VII.

Plan # 033	16	Contract #: 51104002

An Employee who makes a one-time irrevocable election not to be eligible to make 401(k) Contributions shall also be deemed to have elected not to be eligible to make After-Tax Contributions to the Plan or receive allocations of the following:

•	Enhanced Retirement Contributions.

•	Matching Contributions.

and he shall not be treated as an Eligible Employee for such Plan purposes. If such deemed election is made at the time the Employee first became eligible to make employee contributions or receive allocations of matching contributions under any plan described in Code Section 219(g)(5)(A) maintained by an Employer or a Related Company, including terminated plans, he shall be considered to have made a one-time irrevocable election not to be eligible to make employee contributions or receive allocations of matching contributions under the Plan (or any other plan described in Code Section 219(g)(5)(A) maintained or established by an Employer or a Related Company) for the duration of his employment with all Employers and Related Companies. An Employee who is treated as having made a one-time election in accordance with the preceding sentence shall not be considered an “eligible participant” (as defined in Section 7.1) for purposes of applying the limitations on After-Tax and Matching Contributions of Highly Compensated Employees under Article VII.

Plan # 033	17	Contract #: 51104002

ARTICLE IV

401(k) CONTRIBUTIONS

4.1	401(k) Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have 401(k) Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and to make 401(k) Contributions on his behalf. An Eligible Employee who does not make a timely election to have 401(k) Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate shall be deemed to have elected a 0% reduction and may only change such deemed election pursuant to the provisions of this Article for amending reduction authorizations.

401(k) Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable on or after the Enrollment Date on which he first becomes eligible to participate.

4.2	Amount of 401(k) Contributions

The amount of 401(k) Contributions to be made each payroll period on behalf of an Eligible Employee by his Employer shall be a percentage, expressed in the increments prescribed by the Administrator, of the Eligible Employee’s Compensation of not less than two percent nor more than 16 percent. The 401(k) Contributions made to the Plan in the amount of two to six percent of an Eligible Employee’s Compensation shall be treated as “basic” 401(k) Contributions and shall be matched in accordance with the provisions of Article VI. The 401(k) Contributions made to the Plan in the amount of seven percent of Compensation to 16 percent of Compensation shall be treated as “supplemental” 401(k) Contributions and shall not be matched. In the event an Eligible Employee elects to have his Employer make 401(k) Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3	Catch-Up 401(k) Contributions

An Eligible Employee who is or will be age 50 or older by the end of the taxable year may make Catch-Up 401(k) Contributions to the Plan in excess of the limits otherwise applicable to 401(k) Contributions under the Plan, but not in excess of the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year ($5,000 for 2006). Otherwise applicable limits that do not apply to Catch-Up 401(k) Contributions include, but are not limited to, the percentage of Compensation limit specified in Section 4.2, the Code Section 402(g) limit described in Article VII, the limit on 401(k) Contributions

Plan # 033	18	Contract #: 51104002

made on behalf of Highly Compensated Employees, and the Code Section 415 limit on annual additions described in Article VII.

If the percentage of Compensation limit specified in Section 4.2 changes during the Plan Year, the applicable limit under Section 4.2 for purposes of determining Catch-Up 401(k) Contributions for an Eligible Employee for such Plan Year shall be the sum of the dollar amounts of the limits applicable to the Eligible Employee for each portion of the Plan Year.

4.4	True Up 401(k) Contributions

An Employer may allow an Eligible Employee whose 401(k) Contributions for the Plan Year will be less than 16 percent of his Compensation for the full Plan Year to authorize a special reduction in his Compensation for those payroll periods designated by the Employer (in a uniform and non discriminatory manner) in an amount up to 100 percent of his Compensation for such payroll periods, provided that the Employee’s total 401(k) Contributions for the Plan Year do not exceed 16 percent of his Compensation for the full Plan Year.

4.5	Contributions Limited to Effectively Available Compensation

Notwithstanding any other provision of the Plan or of an Eligible Employee’s salary reduction authorization, in no event will 401(k) Contributions, including Catch-Up 401(k) Contributions, be made for a payroll period in excess of an Eligible Employee’s “effectively available” Compensation. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc.

4.6	Combined Limit on 401(k) Contributions and After-Tax Contributions

Notwithstanding any other provision of the Plan to the contrary, in no event may the 401(k) Contributions made on behalf of an Eligible Employee for the Plan Year, when combined with the After-Tax Contributions made by the Eligible Employee for the Plan Year, exceed 16 percent of the Eligible Employee’s Compensation for the Plan Year.

4.7	Amendments to Reduction Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is

Plan # 033	19	Contract #: 51104002

otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

4.8	Suspension of 401(k) Contributions

An Eligible Employee on whose behalf 401(k) Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth.

4.9	Resumption of 401(k) Contributions

An Eligible Employee who has voluntarily suspended his 401(k) Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.

4.10	Delivery of 401(k) Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all 401(k) Contributions attributable to such amounts. In no event shall an Employer deliver 401(k) Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the 401(k) Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.11	Vesting of 401(k) Contributions

A Participant’s vested interest in his 401(k) Contributions Sub-Account shall be at all times 100 percent.

Plan # 033	20	Contract #: 51104002

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1	After-Tax Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to make After-Tax Contributions to the Plan.

After-Tax Contributions may be made either by payroll withholding and/or by delivery of a cash amount to an Eligible Employee’s Employer; provided, however, that in no event may the After-Tax Contributions made by an Eligible Employee by delivery of a cash amount to his Employer for a Plan Year, when combined with the After-Tax Contributions made by the Eligible Employee by payroll withholding for the Plan Year, exceed 16 percent of the Eligible Employee’s Compensation for the Plan Year. An Eligible Employee’s election to make After-Tax Contributions by payroll withholding may be made effective as of the Enrollment Date on which he becomes an Eligible Employee. An Eligible Employee who does not timely elect to make After-Tax Contributions by payroll withholding as of the first Enrollment Date on which he becomes eligible to participate shall be deemed to have elected not to make After-Tax Contributions and may only change such deemed election pursuant to the provisions of this Article for amending his payroll withholding authorization.

An Eligible Employee’s After-Tax Contributions by payroll withholding shall commence as soon as administratively practicable on or after the date on which he first becomes eligible to participate.

5.2	Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a percentage, expressed in the increments prescribed by the Administrator, of his Compensation of not less than two percent nor more than 16 percent. The After-Tax Contributions made by an Eligible Employee between two percent and six percent of compensation shall be treated as “basic” After-Tax Contributions and shall be matched in accordance with the provisions of Article VI. The After-Tax Contributions made by an Eligible Employee between seven percent and 16 percent of Compensation shall be treated as “supplemental” After-Tax contributions and shall not be matched.

5.3	Combined Limit on 401(k) and After-Tax Contributions

Notwithstanding any other provision of the Plan to the contrary, in no event may the After-Tax Contributions made by an Eligible Employee for the Plan Year, when

Plan # 033	21	Contract #: 51104002

combined with the 401(k) Contributions made on behalf of the Eligible Employee for the Plan Year, exceed 16 percent of the Eligible Employee’s Compensation for the Plan Year.

5.4	Amendments to Payroll Withholding Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that he contributes to the Plan as After-Tax Contributions by payroll withholding. An Eligible Employee may amend his payroll withholding authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article V. After-Tax Contributions shall be made on behalf of such Eligible Employee pursuant to his properly amended payroll withholding authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

5.5	Suspension of After-Tax Contributions by Payroll Withholding

An Eligible Employee who is making After-Tax Contributions by payroll withholding may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.

5.6	Resumption of After-Tax Contributions by Payroll Withholding

An Eligible Employee who has voluntarily suspended his After-Tax Contributions by payroll withholding in accordance with Section 5.5 may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.

5.7	Delivery of After-Tax Contributions

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets or as soon as reasonably practicable after an amount has been delivered to an Employer by an Eligible Employee, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.

Plan # 033	22	Contract #: 51104002

5.8	Rollover Contributions

Subject to any restrictions contained in this Article, a Covered Employee who is eligible to receive or receives an “eligible rollover distribution,” within the meaning of Code Section 402(c)(4), or a distribution from an individual retirement account or annuity that is eligible for rollover to the Plan in accordance with the provisions of Code Section 408(d)(3)(B) may elect to make a Rollover Contribution to the Plan. The Administrator may require a Covered Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to a qualified retirement plan. A Covered Employee shall make a Rollover Contribution to the Plan by delivering or causing to be delivered to the Trustee the cash and/or promissory notes that constitute the Rollover Contribution amount.

A Covered Employee who makes a Rollover Contribution to the Plan before becoming an Eligible Employee in accordance with the provisions of Article III shall be treated as a Participant for purposes of his Rollover Contributions.

5.9	Direct Rollovers to Plan

The Plan will accept “eligible rollover distributions” that are rolled over directly to the Plan (“direct rollovers”) from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), including amounts attributable to after-tax employee contributions;

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions;

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

•	an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.

If a Covered Employee elects to roll over a promissory note reflecting a loan made to him from his account under the plan or program from which the direct rollover is being made, such loan shall continue to be administered in accordance with the provisions of such note rather than in accordance with the provisions of Article XII.

Plan # 033	23	Contract #: 51104002

5.10	Participant Rollovers to Plan

The Plan will accept “eligible rollover distributions” that are first distributed to a Covered Employee (“participant rollovers”) from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions;

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions;

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

•	an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.

A Covered Employee who received a distribution that he is rolling over to the Plan, must deliver the cash constituting his Rollover Contribution to the Trustee within 60 days of receipt of the eligible rollover distribution. Such delivery must be made in the manner prescribed by the Administrator.

5.11	Restrictions on Rollover Contributions

Rollover Contributions to the Plan are subject to the following:

•	a direct rollover from a qualified plan may not include designated Roth contributions, as described in Code Section 402A; and

•	a participant rollover may not include designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions.

5.12	Treatment of After-Tax Contributions that are Rolled Over to the Plan

If a Covered Employee elects to roll over amounts attributable to after-tax employee contributions, the Trustee shall account for such amounts separately from other Rollover Contributions and shall maintain accounts reflecting that portion of the Covered Employee’s after-tax Rollover Contribution that is includible in gross income and that portion that is not includible in gross income. After-tax employee contributions that are rolled over to the Plan shall be subject to the provisions of the Plan applicable to Rollover Contributions rather than the provisions applicable to After-Tax Contributions.

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5.13	Vesting of After-Tax Contributions and Rollover Contributions

A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

Plan # 033	25	Contract #: 51104002

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1	Contribution Period

The Contribution Periods for Employer Contributions shall be as follows:

(a)	The Contribution Period for Regular Matching Contributions under the Plan is each payroll period.

(b)	The Contribution Period for Enhanced Retirement Contributions under the Plan is each payroll period.

6.2	Amount and Allocation of Enhanced Retirement Contributions

Each Employer shall make an Enhanced Retirement Contribution to the Plan for the Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who: (i) was hired or rehired on or after April 17, 2009; and (ii) has met the allocation requirements for Enhanced Retirement Contributions described in this Article. The amount of such Enhanced Retirement Contribution shall be determined in accordance with the terms of the applicable collective bargaining agreement.

6.3	Amount and Allocation of Regular Matching Contributions

Each Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Regular Matching Contributions described in this Article.

The amount of such Regular Matching Contribution shall be equal to 35 percent (or such other percentage as may be stated in the applicable collective bargaining agreement) of the aggregate “basic” 401(k) Contributions and “basic” After-Tax Contributions made for the Contribution Period by or on behalf of such Eligible Employee.

6.4	Limits on Matching Contributions

Notwithstanding any other provision of this Article to the contrary, the following limits apply in determining the amount and allocation of Regular Matching Contributions with respect to an Eligible Employee for a Contribution Period:

(a)

After-Tax Contributions and 401(k) Contributions that exceed 6 percent of the Eligible Employee’s Compensation for the Contribution Period, excluding any Compensation earned by the Eligible Employee during the Contribution Period, but prior to the date on which the Employee first became an Eligible Employee are excluded from the match. An Eligible Employee’s After-Tax Contributions

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and 401(k) Contributions shall be aggregated for purposes of determining whether this limitation has been met.

6.5	Qualified Matching Contributions

An Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution; provided, however, that the amount designated by the Employer as a Qualified Matching Contribution with respect to an Eligible Employee shall not exceed the “QMAC limit” described below. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

For purposes of this Section, the following terms have the following meanings:

(a)	The “QMAC limit” applicable to an Eligible Employee means the greatest of (1) 5 percent of the Eligible Employee’s Compensation, (2) the Eligible Employee’s 401(k) Contributions for the Plan Year, or (3) 2 times the “representative match rate” multiplied by the Eligible Employee’s 401(k) Contributions for the Plan Year.

(b)	The “representative match rate” means the lowest “match rate” for any Eligible Employee who is not a Highly Compensated Employee for the Plan Year and who is in either (1) a determination group consisting of 1/2 of all Eligible Employees during the Plan Year who are not Highly Compensated Employees for the Plan Year or (2) the group consisting of all Eligible Employees who are employed by an Employer or a Related Company on the last day of the Plan and who are not Highly Compensated Employees for the Plan Year, whichever would provide the greater representative rate.

(c)	A “match rate” means the Matching Contributions made on behalf of an Eligible Employee for the Plan Year divided by the Eligible Employee’s 401(k) Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming 401(k) Contributions equal to 6 percent of “test compensation”, as defined in Section 7.1.

6.6	Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.

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6.7	Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

In no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

6.8	Allocation Requirements for Employer Contributions

An Eligible Employee shall be eligible to receive an allocation of Employer Contributions under this Article only if he satisfies any requirements specified in the applicable contribution Section and also meets the requirements of this Section.

(a)	A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Enhanced Retirement Contributions for such Contribution Period.

(b)	A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period.

6.9	Vesting of Employer Contributions

A Participant’s vested interest in his Qualified Matching Contributions Sub-Account shall be at all times 100 percent.

A Participant’s vested interest in his Nonelective and Regular Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%

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5 or more	100%

6.10	100% Vesting Events

Notwithstanding any other provision of the Plan to the contrary, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his full Employer Contributions Sub-Account shall be 100 percent, without regard to the number of his years of Vesting Service.

6.11	Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

6.12	Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are not used to pay Plan expenses and that are applied against Employer Contributions as provided in Article VII or XIV, as applicable.

Plan # 033	29	Contract #: 51104002

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1	Definitions

For purposes of this Article, the following terms have the following meanings:

The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts allocated to the Participant for the “limitation year”:

(a)	all employer contributions allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Company, including “elective contributions” and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”;

(b)	all “employee contributions” allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if separate accounts are maintained under the defined benefit plan with respect to such employee contributions;

(c)	all forfeitures allocated to the Participant’s account under any qualified defined contribution plan maintained by the Employer or a Related Company;

(d)	all amounts allocated to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company;

(e)	if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits allocated to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company; and

(f)	all allocations to the Participant under a simplified employee pension.

A “catch-up contribution” means any elective deferral, as defined in Code Section 414(v)(2)(C), that is treated as a catch-up contribution in accordance with the provisions of Code Section 414(v).

The “deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the Eligible Employee’s “test compensation” for such Plan Year. Contributions made on

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behalf of an Eligible Employee for the Plan Year that are used in computing the Eligible Employee’s “deferral percentage” include the following:

•	401(k) Contributions, except as specifically provided below.

Notwithstanding the foregoing, the following 401(k) Contributions are not included in computing an Eligible Employee’s “deferral percentage” for a Plan Year:

•	401(k) Contributions that are distributed to a non-Highly Compensated Employee in accordance with the provisions of Section 7.2 because they exceed the Code Section 402(g) limit;

•	contributions made to the Plan pursuant to Code Section 414(u) that are treated as 401(k) Contributions; and

•	Catch-Up 401(k) Contributions, except to the extent the Eligible Employee’s 401(k) Contributions are re-characterized as Catch-Up 401(k) Contributions as a result of a failure to satisfy the nondiscrimination requirements applicable to 401(k) Contributions.

To be included in computing an Eligible Employee’s “deferral percentage” for a Plan Year, contributions must be allocated to the Eligible Employee’s Account as of a date within such Plan Year and be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the nondiscrimination requirements applicable to 401(k) Contributions, contributions used in computing the “deferral percentage” for the “testing year” of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee’s “deferral percentage” for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

•	Qualified Matching Contributions that were included in computing the Eligible Employee’s “deferral percentage” under the current year testing method for such immediately preceding Plan Year.

The determination of an Eligible Employee’s “deferral percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash

Plan # 033	31	Contract #: 51104002

compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For purposes of applying the limitations described in this Article VII, the term “elective contribution” includes designated Roth contributions and excludes “catch-up contributions”.

An “elective 401(k) contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term “elective 401(k) contribution” excludes “catch-up contributions”.

An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Company.

An “excess contribution” means any contribution made to the Plan on behalf of a Participant that exceeds the limitations described in Section 7.4.

An “excess deferral” with respect to a Participant means that portion of a Participant’s 401(k) Contributions, excluding Catch-Up 401(k) Contributions, for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company and excluding any “catch-up contributions”), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant’s gross income under Code Section 402(g).

The “415 compensation” of a Participant for any “limitation year” means the Participant’s remuneration for services, including (A) his wages, salaries, fees for professional service, and all other amounts received (without regard to whether such amounts are paid in cash) for personal services actually rendered in the course of employment with an Employer or a Related Company, to the extent the amounts would have been received and includible in gross income, including, but not limited to, commissions paid to salesperson, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulations Section 1.62-2(c), (B) in case of a Participant who is an employee within the meaning of Code Section 401(c)(1), the Participant’s earned income, as

Plan # 033	32	Contract #: 51104002

described in Code Section 401(c)(2) and regulations issued thereunder, (C) amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent such amounts are includible in the gross income of the Participant, (D) amounts paid or reimbursed by the Employer or a Related Company for moving expenses incurred by the Participant, but only to the extent it is reasonable to believe the amounts are not deductible by the Participant under Code Section 217, (E) the value of a non-statutory option (an option other than a statutory option, as defined in Treasury Regulations Section 1.421-1(b)) granted to the Participant by the Employer or a Related Company, but only to the extent that the value of the option is includible in the gross income of the Participant for the taxable year in which granted, (F) amounts includible in the gross income of the Participant upon making an election described in Code Section 83(b), and (G) amounts that are includible in the gross income of the Participant under the rules of Code Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Participant. “415 compensation” excludes (i) contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made on behalf of the Participant by an Employer or a Related Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p)), whether or not qualified, to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (ii) any distributions from a plan of deferred compensation, whether or not qualified, (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant), (iii) amounts realized from the exercise of a non-qualified option or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to substantial risk of forfeiture, (iv) amounts received from the sale, exchange or other disposition of stock acquired under a qualified stock option, (v) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125), and (vi) other items that are similar to the items listed in (i) through (v) above.

Effective for “limitation years” beginning in 2005 and thereafter, “415 compensation” does not include amounts paid to a Participant following severance from employment unless such amounts are paid within 2 1⁄2 months of the Participant’s severance from employment and (i) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation or (ii) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued.

Plan # 033	33	Contract #: 51104002

“415 compensation” also includes (i) any elective deferral, as defined in Code Section 402(g)(3) and (ii) any amount contributed or deferred by the Employer or Related Company at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457.

In no event, however, shall the “415 compensation” of a Participant taken into account under the Plan for any “limitation year” exceed the limit in effect under Code Section 401(a)(17) ($220,000 for “limitation years” beginning in 2006, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for “limitation years” beginning in such calendar year). If the “415 compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months.

The “gap period” means the period between the close of the Plan Year in which “excess contributions” were made and the date the contributions are distributed.

A “limitation year” means the Plan Year.

A “qualified matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company solely on account of “elective contributions” made on his behalf or “employee contributions” made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

A “qualified nonelective contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash until distributed from the Plan, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable (other than for hardships) only as permitted in regulations issued under Code Section 401(k).

The “test compensation” of an Eligible Employee for any Plan Year means the following, unless the Administrator elects to substitute a different definition of compensation that satisfies the requirements of Code Section 414(s): the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him by an Employer or a Related Company for such Plan Year for which his employer is required to furnish the Participant

Plan # 033	34	Contract #: 51104002

a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

“Test compensation” includes (i) any elective deferral, as defined in Code Section 402(g)(3), and (ii) any amount contributed or deferred by the Employer or a Related Company at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457, provided that any such amount is attributable to compensation that would otherwise be included in “test compensation” as defined above.

“Test compensation” does not include amounts paid to a Participant following severance of employment unless such amounts are paid within 2 1⁄2 months of the Participant’s severance and (i) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation or (ii) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued.

If elected by the Administrator with respect to a Plan Year, “test compensation” may exclude amounts earned by an individual during the Plan Year, but while the individual was not an Eligible Employee or “eligible participant”.

In no event, shall the “test compensation” of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($220,000 for Plan Years beginning in 2006, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).

The “testing year” under the current year testing method means the Plan Year being tested. An Employer that has elected the current year testing method can change its election and elect the prior year testing method for a subsequent Plan Year only if either (1) the Plan has used the current year testing method for each of the preceding 5 Plan Years (or, if fewer, the number of Plan Years the Plan has been in existence) or (2) as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

7.2	Code Section 402(g) Limit

In no event shall the amount of the 401(k) Contributions, excluding Catch-Up 401(k) Contributions, made on behalf of an Eligible Employee for his taxable year, when

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aggregated with any “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his 401(k) Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the 401(k) Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the 401(k) Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either re-characterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year.

Any 401(k) Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee’s “deferral percentage” for the “testing year” in which the 401(k) Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If excess 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3	Distribution of “Excess Deferrals”

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant’s taxable year that “excess deferrals” have been made on his behalf under the Plan for such taxable year, the “excess deferrals”, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year.

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Any 401(k) Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant’s “deferral percentage” for the “testing year” in which the 401(k) Contributions were made.

If 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4	Limitation on 401(k) Contributions of Highly Compensated Employees – ADP Test

Notwithstanding any other provision of the Plan to the contrary, the 401(k) Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average “deferral percentage” for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average “deferral percentage” for all other Eligible Employees for the “testing year”; or

(b)	a percentage that is not more than 200 percent of the average “deferral percentage” for all other Eligible Employees for the “testing year” and that is not more than two percentage points higher than the average “deferral percentage” for all other Eligible Employees for the “testing year”, unless the “excess contributions”, determined as provided in the following Section are distributed as provided in Section 7.6.

If the Plan provides that Employees are eligible to make 401(k) Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)	by comparing the average “deferral percentage” of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average “deferral percentage” for the “testing year” of all other Eligible Employees who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

(d)	separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and

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Eligible Employees who have satisfied such minimum age and service requirements.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to set a limit on the percentage of Compensation that a Highly Compensated Employee may contribute to the Plan as 401(k) Contributions for the Plan Year, to suspend completely further 401(k) Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year, or to adjust the projected “deferral percentages” of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. If the Administrator limits the 401(k) Contributions that may be made by Highly Compensated Employees for a Plan Year, the Administrator shall communicate that limit as soon as reasonably practicable. In the event of a suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible. An affected Highly Compensated Employee may be entitled to make a new election for the following Plan Year.

In determining the “deferral percentage” for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, “elective 401(k) contributions”, “qualified nonelective contributions”, and “qualified matching contributions” (to the extent that “qualified nonelective contributions” and “qualified matching contributions” are taken into account in determining “deferral percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “deferral percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate “deferral percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “deferral percentages” aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

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The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the “qualified nonelective contributions” and/or “qualified matching contributions” taken into account in determining “deferral percentages” for any Plan Year.

7.5	Determination and Allocation of “Excess Contributions” Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on 401(k) Contributions described in the preceding Section is exceeded in any Plan Year, the Administrator shall first determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “deferral percentage” of Highly Compensated Employees in order of their “deferral percentages” as follows:

(a)	The highest “deferral percentage(s)” shall be reduced to the greater of (1) the maximum “deferral percentage” that satisfies the limitation on 401(k) Contributions described in the preceding Section or (2) the next highest “deferral percentage”.

(b)	If the limitation on 401(k) Contributions described in the preceding Section would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing “deferral percentages” of Highly Compensated Employees, continuing with the next highest “deferral percentage”, in the manner provided in paragraph (a) until the limitation on 401(k) Contributions described in the preceding Section is satisfied.

The determination of the amount of “excess contributions” hereunder shall be made after 401(k) Contributions and “excess deferrals” have been re-characterized or distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the “excess contributions” that have been made to the Plan, the Administrator shall then allocate such excess among Highly Compensated Employees in order of the dollar amount of their “deferral percentages” as follows:

(c)	The contributions included in the “deferral percentage(s)” of the Highly Compensated Employee(s) with the largest dollar amount of “deferral percentage” for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the “deferral percentage” of the Highly Compensated Employee(s) with the next highest dollar amount of “deferral percentage” for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions

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included in the “deferral percentages” of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of “deferral percentages” for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6	Treatment of “Excess Contributions”

Except to the extent that a Highly Compensated Employee’s “excess contributions” may be re-characterized as Catch-Up 401(k) Contributions, “excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

“Excess contributions” shall be allocated among a Highly Compensated Employee’s Sub-Accounts in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory.

If excess 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.7	Determination of Income or Loss

The income or loss attributable to contributions in excess of a limit described above that are distributed pursuant to this Article shall be determined for the preceding Plan Year and the “gap period” under the method otherwise used for allocating income or loss to Participants’ Accounts; provided, however, that income or loss for the “gap period” may be determined as of a date that is no more than 7 days before the date of distribution.

7.8	Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $42,000 for the “limitation year” ending in 2005) or (ii) 100 percent of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution for medical benefits within the meaning of Code Section 401(h) or 419A(f)(2) after separation from service

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which is otherwise treated as an “annual addition” under Code Section 419A(d)(2) or 415(l)(1). A Participant’s 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant’s “annual additions” for the “limitation year” to satisfy the preceding limitation.

If the “annual addition” to the Account of a Participant in any “limitation year” would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant’s Account to the extent necessary in the following order:

After-Tax Contributions made by the Participant for the “limitation year” that have not been matched, if any, shall be reduced.

After-Tax Contributions made by the Participant for the “limitation year” that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

401(k) Contributions made on behalf of the Participant for the “limitation year” that have not been matched, if any, shall be reduced.

401(k) Contributions made on behalf of the Participant for the “limitation year” that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

Enhanced Retirement Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.

The amount of any reduction of 401(k) or After-Tax Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the “limitation year”.

Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the “limitation year” and shall be applied against the Employer’s contribution obligation for the next following “limitation year” (and succeeding “limitation years”, as necessary). If a suspense account is in existence at any time during a “limitation year”, all amounts in the suspense account must be applied against the Employer’s contribution obligation before any further contributions that would constitute “annual additions” may be made to the Plan.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual “415 compensation”, a reasonable error in determining the amount of “elective contributions” that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

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7.9	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” for the “limitation year” would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, such excess shall be reduced first by returning the “employee contributions” made by the Participant for the “limitation year” under all defined contribution plans other than the Plan, and the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after returning all of the “employee contributions” made by the Participant under all such other plans, the excess shall be reduced by returning or forfeiting, as provided in each such defined contribution plan, the “elective contributions” made on the Participant’s behalf for the “limitation year” under all such other plans, and, if “elective contributions” are returned, the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after returning or forfeiting all of the “elective contributions” made on the Participant’s behalf under all such other plans, the portion of the employer contributions and of forfeitures for the “limitation year” under all such other plans that has been allocated to the Participant thereunder, but which exceeds the limitation set forth in the preceding Section, shall be deemed a forfeiture for the “limitation year” and shall be disposed of as provided in such other plans; provided, however, that the amount of the employer contributions and forfeitures that is a deemed forfeiture under this Section shall be effected in the order prescribed by the Administrator, but first under any other defined contribution plan that is not a money purchase pension plan and, if the limitation still is not satisfied, then under such money purchase pension plan. If the limitation contained in the preceding Section still is not satisfied after all employer contributions and forfeitures under all such other defined contributions plans are deemed forfeited for the “limitation year”, the limitation shall be satisfied by reducing “annual additions” under the Plan as provided in the preceding Section.

7.10	Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

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ARTICLE VIII

TRUST FUNDS AND ACCOUNTS

8.1	General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2	Sponsor Selected Investment Funds

Except as otherwise provided in this Article, the Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.3	Self-Directed Brokerage Option

In addition to the Investment Funds selected by the Sponsor, each Participant may invest all or any part of his Account through the self-directed brokerage option. Under the self-directed brokerage option, the Participant selects the Investment Funds and the underlying investments for such funds. The Sponsor may limit investments under the self-directed brokerage option to those investments available through a particular broker.

A Participant who selects any additional Investment Funds shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Participant selected Investment Fund shall be held and administered as a separate trust fund. In no event may the assets of any Participant selected Investment Fund be invested in any collectible as that term is defined in Code Section 408(m)(2).

Notwithstanding any other provision of this Section, the Administrator may limit availability of the self-directed brokerage option to Participants who have an Account balance in excess of a uniform, minimum dollar amount determined by the Administrator.

8.4	Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant’s loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the

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provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.5	Employer Stock Investment Fund

The Sponsor shall direct the establishment and maintenance of an Employer stock Investment Fund to which the following contributions shall be allocated:

•	Matching Contributions.

In addition to the foregoing, a Participant may elect to have other contributions invested in the Employer stock Investment Fund. The Employer stock Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the Employer stock Investment Fund shall be an undivided interest. The Employer stock Investment Fund is intended to be invested primarily in equity securities issued by an Employer or a Related Company that are publicly traded and are “qualifying employer securities” as defined in ERISA Section 407(d)(5).

Each Participant, while employed by the Employer, has been, for the purposes of this Section, designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to the Employer stock allocated to his Account. Each Participant (or Beneficiary in the event of the death of the Participant) may direct the Trustee as to the manner in which the Employer stock shares allocated to his Account are to be voted as provided in Article X.

8.6	Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.7	Accounts

As of the first date a contribution is made by or on behalf of a Covered Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

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8.8	Sub-Accounts

A Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust.

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ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1	No Life Insurance Contracts

A Participant’s Account may not be invested in life insurance contracts on the life of the Participant.

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ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1	Future Contribution Investment Elections

Except as otherwise provided below, each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee’s investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant’s change of investment election may be implemented effective as of the business day on which the Administrator receives the Participant’s instructions.

10.2	Deposit of Participant Directed Contributions

All contributions made on a Participant’s behalf over which the Participant has investment control shall be deposited in the Trust and allocated among the Investment Funds including the Employer stock Investment Fund in accordance with the Participant’s currently effective investment election. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant’s Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3	Investment and Deposit of Certain Contributions

Notwithstanding any other provision of the Plan to the contrary, the following contributions are required to be invested in the Employer stock Investment Fund, pending a Participant’s election to transfer them to another Investment Fund:

•	Matching Contributions.

Upon contribution to the Plan, all such contributions shall be deposited in the Trust and allocated to the Employer stock Investment Fund.

10.4	Election to Transfer Between Funds

A Participant may elect to transfer investments of amounts attributable to contributions over which he has investment control from any Investment Fund to any other Investment

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Fund. The Participant’s transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant’s transfer election may be implemented effective as of the business day on which the Administrator receives the Participant’s instructions.

Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants’ transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.

10.5	404(c) Protection

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

A Participant’s directions to the Trustee regarding investment in and transfers to and from the Employer stock Investment Fund shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

10.6	Voting and Tendering Employer Stock

Each Participant who has an interest in the Employer stock Investment Fund shall have the right to direct the Trustee as to the manner in which the number of shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, his proportionate interest in the Employer stock Investment Fund, is to be voted. Before each annual or special meeting of shareholders of Rayonier, Inc. there shall be sent to each Participant or Beneficiary a copy of the proxy solicitation material for each meeting, together with a form requesting instructions to the Trustee on how to vote Employer stock shares allocated to such Participant’s or Beneficiary’s Account. Upon receipt of a Participant’s direction, the Trustee shall vote the shares representing the Participant’s interest in the Employer stock Investment Fund as directed. In lieu of voting fractional shares as instructed by Participants or Beneficiaries, the Trustee may vote the combined fractional Employer stock shares to the extent possible to reflect the directions of Participants or Beneficiaries with fractional shares. The Trustees shall vote Employer

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stock shares allocated to Accounts under the Plan but for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the Employer stock shares with respect to which the Trustee received valid voting instructions are voted. Instructions to the Trustee shall be in a form and pursuant to such regulations as the Administrator may prescribe.

In addition, upon commencement of a tender offer for any securities held in the Employer stock Investment Fund, each Participant who has an interest in the Employer stock Investment Fund shall have the right to direct the Trustee whether or not to tender all or any portion of the shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, all or any portion of his proportionate interest in the Employer stock Investment Fund. A Participant may change his direction regarding the tender of shares representing his interest in the Employer stock Investment Fund at any time prior to the tender offer withdrawal deadline. The Trustee shall tender or not tender shares representing a Participant’s interest in the Employer stock Investment Fund in accordance with the Participant’s directions. Except as otherwise required by law, if the Trustee does not receive direction from a Participant regarding whether or not to tender the shares representing a Participant’s interest in the Employer stock Investment Fund, the Trustee shall not tender such shares. The proceeds received by the Trustee with respect to shares of stock tendered by the Trustee in accordance with Participants’ directions shall be allocated to the Accounts of those Participants who elected to tender their shares in proportion to their interest in the tendered shares.

All materials provided to other shareholders, including proxy solicitation materials and all tender materials, shall be provided to each Participant with an interest in the Employer stock Investment Fund.

Any instructions received by the Trustee from Participants or Beneficiaries regarding the voting or Employer stock shall be confidential and shall not be divulged by the Trustee to anyone at Rayonier, Inc., including any director, officer, employee or agent of Rayonier, Inc. It being the intent of this provision to ensure that Rayonier, Inc. (and its directors, officers, employees and agents) cannot determine the voting instructions given by any Participant or Beneficiary. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

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ARTICLE XI

CREDITING AND VALUING ACCOUNTS

11.1	Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2	Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3	Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share.

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11.4	Unit Accounting Permitted

The Administrator may, for administrative purposes, establish unit values for one or more Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant’s interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

11.5	Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.

11.6	Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

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ARTICLE XII

LOANS

12.1	Application for Loan

A Participant may make application to the Administrator for a loan from his Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.

12.2	Collateral for Loan

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant’s vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding.

No loan in excess of 50 percent of the Participant’s vested interest under the Plan shall be made from the Plan.

Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.3	Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant’s Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Account and the Participant’s vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant’s vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

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12.4	Legal Requirements Applicable to Plan Loans

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant’s Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(b)	The term of any loan to a Participant shall be no greater than 5 years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.

(c)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. Notwithstanding the foregoing, if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (d) below), provided that all of the following requirements are met:

(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed one year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

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(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(d)	If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (b) or paragraph (c) of this Section provided that all of the following requirements are met:

(i)	Payments resume upon completion of such military service;

(ii)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)	The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article extended by the period of such military service.

(e)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

(f)	Subject to the requirements of the Servicemembers Civil Relief Act, the interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

12.5	Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

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12.6	Default

If either (i) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the end of the calendar quarter following the calendar quarter in which the payment was due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in paragraph (c) or (d) of Section 12.4, or (ii) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.4(d), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.7	Deemed Distribution Under Code Section 72(p)

If a Participant’s loan is in default as provided in Section 12.6, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant’s After-Tax Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account.

12.8	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)

The balance of any loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.6. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant’s taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.4(a).

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If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant’s Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

The provisions of this Section regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.

12.9	Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules:

(a)	Minimum Loan Amount: A Participant may not request a loan for less than $1,000.

(b)	Maximum Number of Outstanding Loans: A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(c)	Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than 30 years.

(d)	Pre-Payment Without Penalty: A Participant may pre-pay the full outstanding balance of any loan hereunder prior to the date it is due without penalty.

(e)	Effect of Termination of Employment: Upon a Participant’s termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing.

(f)	No Roll Over of Loans: A Participant may not elect to roll over any loan note held pursuant to the provisions of this Article.

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12.10	Prior Loans

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall be administered in accordance with the provisions of the note reflecting such loan and shall remain outstanding until repaid in accordance with its terms.

Plan # 033	57	Contract #: 51104002

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1	Non-Hardship Withdrawals of After-Tax Contributions

A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his After-Tax Contributions Sub-Account.

“Supplemental” After-Tax Contributions shall be withdrawn before “basic” After-Tax Contributions may be withdrawn.

13.2	Non-Hardship Withdrawals of Rollover Contributions

A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Rollover Contributions Sub-Account.

13.3	Non-Hardship Withdrawals of Restricted Contributions

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account.

13.4	Non-Hardship Withdrawals of Matching Contributions

A Participant who is employed by an Employer or a Related Company and who has been a Participant under the Plan for at least 60 months may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal of amounts held in his Regular Matching Contributions Sub-Account.

A Participant who is employed by an Employer or a Related Company may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal of amounts in 25 percent increments that have been held in his Regular Matching Contributions Sub-Account for at least two years.

Withdrawals of Regular Matching Contributions shall be permitted only after the Participant has withdrawn all available After-Tax Contributions (“basic” and “supplemental”) and all Rollover Contributions.

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13.5	Age 70 1/2 Withdrawals

A Participant who is employed by an Employer or a Related Company and who has attained age 70 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal of all or a portion of his vested interest in his Account.

13.6	Overall Limitations on Non-Hardship Withdrawals

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Non-hardship withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

(c)	With respect to “supplemental” After-Tax and Rollover Contributions, the minimum non-hardship withdrawal that a Participant may make shall be an amount equal to the lesser of $300 or 100 percent of his withdrawable interest in his Account.

(d)	A Participant may not make more than one non-hardship withdrawal in a six-month period from his “supplemental” After-Tax, Regular Matching, and Rollover Contributions in accordance with the provisions of this Article.

(e)	A Participant who makes a withdrawal of his “basic” After-Tax Contributions shall not be eligible for Regular Matching Contributions for three months following the withdrawal.

(f)	A Participant who makes a withdrawal of Regular Matching Contributions shall have his Matching Contributions suspended for a period of three months following the withdrawal.

13.7	Hardship Withdrawals

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

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•	his 401(k) Contributions Sub-Account, excluding any income credited to such Sub-Account; provided that he has withdrawn all After-Tax (“basic” and “supplemental”) and Regular Matching Contributions.

13.8	Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s Spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education for the Participant, or the Participant’s Spouse, child or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof);

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(e)	payment of funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof);

(f)	expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); and

(g)	any other reason which the Administrator may deem appropriate.

13.9	Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal shall be determined to be necessary to satisfy an immediate and heavy financial need if the Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company, and the Participant demonstrates a lack of other reasonably available resources by disclosing to the Administrator for such purposes relevant details of the Participant’s personal and family finances.

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Alternatively, a withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a)	The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b)	The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c)	The Participant’s 401(k) Contributions and After-Tax Contributions and the Participant’s “elective contributions” and “employee contributions”, as defined in Section 7.1, under all other qualified and non qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least 6 months after his receipt of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his 401(k) Contributions are suspended in accordance with this Section.

13.10	Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

(c)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(d)	A Participant who makes a hardship withdrawal of his 401(k) Contributions shall not be eligible to share in the allocation of Regular Matching Contributions for the time period determined by the Employer.

13.11	Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be

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uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

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ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

14.2	Separate Accounting for Non-Vested Amounts

If as of a Participant’s Settlement Date the Participant’s vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan and the non-vested portion of his Employer Contributions Sub-Account was not forfeited as provided in the following Section, his vested interest in his Employer Contributions Sub-Account shall be an amount (“X”) determined by the following formula:

X = P(AB + D) - D

For purposes of the formula:

P	=	The Participant’s vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

AB	=	The balance of the Participant’s Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

D	=	The amount of all prior distributions from the Participant’s Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant’s Account balance shall not be considered distributions hereunder.

14.3	Disposition of Non-Vested Amounts

That portion of a Participant’s Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

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(a)	If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $1,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant’s Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.

(b)	If the Participant’s vested interest in his Account exceeds $1,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant’s Settlement Date. A distribution is deemed to be made because of a Participant’s Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date.

(c)	If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the date the Participant incurs 5-consecutive Breaks in Service.

14.4	Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be applied against the Employer Contribution obligations for any subsequent Contribution Period of the Employer for which the Participant last performed services as an Employee or against Plan expenses, as directed by the Administrator. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Contribution Period with respect to any Employer exceed the amount of such Employer’s Employer Contribution obligations for the Contribution Period, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against Plan expenses and the Employer’s Employer Contribution obligations for the following Contribution Period.

14.5	Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of Section 14.3 and who is reemployed by an Employer or a Related Company shall have such forfeited

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amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)	he returns to employment with an Employer or a Related Company before he incurs 5-consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account;

(b)	he resumes employment covered under the Plan before the earlier of (i) the end of the 5-year period beginning on the date he is reemployed or (ii) the date he incurs 5-consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account; and

(c)	if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution attributable to his “basic” 401(k) Contributions, “basic” After-Tax Contributions, and Employer Contributions before the earlier of (i) the end of the five year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received distribution of his vested interest in his Account. At his option, the Participant may also repay the amount of his distribution attributable to “supplemental” 401(k) and After-Tax Contributions before the earlier of (i) the end of the five year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received distribution of his vested interest in his Account.

Notwithstanding the foregoing, if a reemployed Participant’s Vesting Service completed following reemployment is not included in determining his vested interest in his Account attributable to employment prior to his Break in Service, as provided in Section 2.7, the former Participant’s forfeited amounts shall not be recredited to his Account.

Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

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ARTICLE XV

DISTRIBUTIONS

15.1	Distributions to Participants

Subject to the provisions of Section 15.5, a Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2	Partial Distributions to Retired or Terminated Participants

A Participant whose Settlement Date has occurred, but who has not reached his Required Beginning Date may elect to receive distribution of all or any portion of his Account at any time prior to his Required Beginning Date in a cash withdrawal or in any other form provided in Article XVI.

15.3	Special In-Service Distributions

In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date or April 1 of the calendar year following the calendar year in which he attains age 70 1/2 may elect to receive distribution of all or any part of his Account in a cash withdrawal or in any other form provided under Article XVI at any time following such date.

15.4	Distributions to Beneficiaries

Subject to the provisions of Section 15.5, if a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. If distribution is to be made to a Participant’s Spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.

If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death.

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15.5	Code Section 401(a)(9) Requirements

The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that the provisions of this Section are not intended to create additional forms of payment that are not otherwise provided under Article XVI.

To the extent required under Code Section 401(a)(9), all distributions made from the Plan shall be determined and made in accordance with the provisions of Code Section 401(a)(9) and the Treasury Regulations issued thereunder, as set forth in this Section.

(a)	A Participant’s vested interest in his Account shall be distributed, or begin to be distributed to the Participant no later than the Participant’s Required Beginning Date.

(b)	Following the Participant’s Required Beginning Date, the minimum amount that will be distributed for each “distribution calendar year”, up to and including the “distribution calendar year” that includes the Participant’s date of death, is the lesser of:

(i)	the quotient obtained by dividing the Participant’s “mrd account balance” by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q & A-2 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”, or

(ii)	if the Participant’s sole “designated beneficiary” for a “distribution calendar year” is the Participant’s Spouse, the quotient obtained by dividing the Participant’s “mrd account balance” by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q & A-3 of the Treasury Regulations, using the Participants and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the “distribution calendar year”.

(c)	If a Participant dies on or after his Required Beginning Date, but before his vested interest in his Account has been distributed in full, the remainder of the Participant’s vested Account balance shall be distributed, or begin to be distributed to the Participant’s Beneficiary as soon as reasonably practicable following the Participant’s death.

(d)	The minimum amount that will be distributed to a Participant’s Beneficiary for each “distribution calendar year” following the year in which the Participant’s death occurs is:

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(i)	If the Participant’s Beneficiary is a “designated beneficiary”, the quotient obtained by dividing the Participant’s “mrd account balance” by the longer of:

(A)	the remaining life expectancy of the Participant, calculated using the age of the Participant in the year of death, reduced by one for each subsequent year, or

(B)	the remaining life expectancy of the “designated beneficiary”, calculated as provided in (1) or (2) below, as applicable.

(1)	If the Participant’s Spouse is his sole “designated beneficiary”, the Spouse’s remaining life expectancy is calculated for each “distribution calendar year” using the surviving Spouse’s age as of the Spouse’s birthday during that calendar year. For “distribution calendar years” after the year of the surviving Spouse’s death, the remaining life expectancy is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent year.

(2)	If the Participant’s Spouse is not the sole “designated beneficiary”, the “designated beneficiary’s” remaining life expectancy is calculated for each “distribution calendar year” using his age in the calendar year following the Participant’s death, reduced by one for each subsequent year.

(ii)	If the Participant’s Beneficiary is not a “designated beneficiary” (determined as of September 30 of the calendar year following the year of the Participant’s death), the quotient obtained by dividing the Participant’s “mrd account balance” by the Participant’s remaining life expectancy calculated using the age of the Participant in the calendar year of death, reduced by one for each subsequent year.

(iii)	Minimum distribution amounts shall be determined using the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations and the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations.

(e)	If a Participant dies before his Required Beginning Date and before his vested interest in his Account has been distributed in full, the Participant’s vested Account balance shall be distributed or begin to be distributed as provided below:

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(i)	If distribution is to be made in a single sum payment, distribution shall be made no later than December 31 of the calendar year containing the 5th anniversary of the Participant’s death; provided, however, that if the Participant’s Spouse is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the Spouse may elect to postpone payment until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The Spouse’s election to defer payment must be made no later than September 30 of the calendar year that contains the 5th anniversary of the Participant’s death. If a Participant’s “designated beneficiary” does not wish to receive payment in a single sum, but would prefer to receive minimum payments as provided in the following paragraph, the Participant’s “designated beneficiary” must notify the Administrator of his election no later than September 30 of the calendar year following the calendar year of the Participant’s death; provided, however, that if the Participant’s Spouse is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the Spouse must notify the Administrator of her election no later than September 30 of the calendar year in which minimum distributions would be required to commence to the Participant’s Spouse under this Section or, if earlier, September 30 of the calendar year that contains the 5th anniversary of the Participant’s death.

(ii)	If distribution is to be made to a Participant’s “designated beneficiary” in a form other than a single sum payment, distribution shall be made in accordance with the following requirements:

(A)	Distribution shall commence to the Participant’s “designated beneficiary” no later than December 31 of the calendar year following the calendar year of the Participant’s death; provided, however, that if the Participant’s Spouse is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the Spouse may elect to postpone commencement until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The Spouse’s election to defer payment must be made no later than September 30 of the calendar year following the calendar year of the Participant’s death.

(B)	The minimum amount that will be distributed to the “designated beneficiary” for each “distribution calendar year” during the “designated beneficiary’s” lifetime is the quotient obtained by dividing the Participant’s “mrd account balance” by the “designated beneficiary’s” remaining life expectancy.

(C)	The “designated beneficiary’s” remaining life expectancy is determined for the first “distribution calendar year” using the

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Single Life Table in Section 1.401(a)(9)-9, Q & A-1 of the Treasury Regulations, and the “designated beneficiary’s” age as of his or her birthday in the calendar year immediately following the calendar year of the Participant’s death. In subsequent “distribution calendar years,” the “designated beneficiary’s” remaining life expectancy is determined as follows:

(1)	If the Participant’s Spouse is not the Participant’s sole “designated beneficiary,” the “life expectancy” determined above is reduced by one for each calendar year that has elapsed after the calendar year immediately following the calendar year of the Participant’s death.

(2)	If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” the “designated beneficiary’s” remaining “life expectancy” shall be re-determined for each subsequent “distribution calendar year” using the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations, and the “designated beneficiary’s” age as of the “designated beneficiary’s” birthday in the “distribution calendar year.”

(iii)	A Participant’s Spouse qualifies as the Participant’s sole “designated beneficiary” if she is entitled to the Participant’s entire vested interest in his Account or his entire vested interest in a segregated portion of the Participant’s Account and no other “designated beneficiary” is entitled to any portion of that interest unless the Spouse dies prior to receiving full distribution of that interest.

(iv)	If the Participant’s Spouse is a sole “designated beneficiary” with respect to all or any portion of the Participant’s interest and the Spouse dies after the Participant but before distributions to the Spouse begin, the rules described above shall be applied with respect to the interest for which the Spouse was the sole “designated beneficiary,” substituting the date of the Spouse’s death for the date of the Participant’s death.

(v)	If there is no “designated beneficiary” as of September 30 of the calendar year following the calendar year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the 5th anniversary of the Participant’s death.

(f)	For purposes of this Section the following terms have the following meanings:

(i)	A Participant’s “designated beneficiary” means the individual who is the Participant’s Beneficiary under Article XVII of the Plan and is the

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designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(ii)	A “distribution calendar year” means a calendar year for which a minimum payment is required. The first year for which a minimum payment is required depends on whether distribution begins before or after the Participant’s death. If distribution begins before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. If distribution begins after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under paragraph (c) of this Section.

The required minimum payment for the Participant’s first “distribution calendar year” must be made on or before the Participant’s Required Beginning Date. The required minimum payment for other “distribution calendar years,” including the required minimum payment for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that “distribution calendar year.”

(iii)	A Participant’s “mrd account balance” means the Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”), adjusted as follows:

(A)	Such Account balance shall be increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the “valuation calendar year” after the Valuation Date.

(B)	Such Account balance shall be decreased by distributions made in the “valuation calendar year” after the Valuation Date.

The Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year.”

15.6	Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Account does not exceed $1,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as

Plan # 033	71	Contract #: 51104002

described in Article XVI, as soon as reasonably practicable following his Settlement Date.

If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant’s vested interest in his Account exceeds $1,000, distribution shall not commence to such Participant prior to his Normal Retirement Date or the date he attains age 62, if later, without the Participant’s written consent.

15.7	Required Commencement of Distribution

Unless the Participant elects a later date, distribution of his vested interest in his Account shall commence to the Participant no later than 60 days after the close of the Plan Year in which occurs the latest of (i) the earlier of the Participant’s Normal Retirement Date or the Participant’s attainment of age 65, (ii) the tenth anniversary of the year in which the Participant commenced participation, or (iii) the Participant’s Settlement Date. A Participant who does not make application for his benefit to commence shall be deemed to have elected to postpone distribution hereunder.

15.8	Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.9	Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Treasury Regulations Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

Plan # 033	72	Contract #: 51104002

15.10	Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual’s court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.

15.11	Inability to Locate Payee and Non-Negotiated Checks

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, such as (1) providing a distribution notice to the lost Participant at his/her last known address by certified mail, (2) use of the Internal Revenue Service letter forwarding program under IRS Revenue Procedure 94-22, (3) use of a commercial locater service, the internet or other general search method, or (4) use of the Social Security Administration search program, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

If a distribution check has been issued and is outstanding for more than 180 days and the Administrator has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee’s behalf, without adjustment for investment gains or losses since the date of issuance.

Any amount forfeited under this Section shall be applied against the Employer Contribution obligations for any subsequent Contribution Period of the Employer for which the Participant last performed services as an Employee or against Plan expenses, as directed by the Administrator. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Contribution Period with respect to any Employer

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exceed the amount of such Employer’s Employer Contribution obligations for the Contribution Period, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against Plan expenses and the Employer’s Employer Contribution obligations for the following Contribution Period.

15.12	Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

Plan # 033	74	Contract #: 51104002

ARTICLE XVI

FORM OF PAYMENT

16.1	Normal Form of Payment

Unless a Participant, or his Beneficiary, if the Participant has died, elects the optional form of payment, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in a single sum cash payment.

16.2	Optional Form of Payment

Provided the value of a Participant’s Account is at least $5,000 and the first payment is at least $1,000, a Participant who terminates his employment may elect to receive his Account in a series of annual, semi-annual, quarterly, or monthly installment payments spread over:

(a)	a period not exceeding 20 years; or

(b)	the Participant’s life expectancy or over the joint life expectancy of the Participant and his Spouse, as actuarially determined at the time of the first installment.

If a Participant elects to receive a distribution in accordance with this paragraph, the value of the Account attributable to the Employer stock Investment Fund shall be transferred to the Plan’s fixed investment option (as determined by the Administrator in a uniform and non-discriminatory manner). All payments will be made in cash and no payment will be made in the form of Employer stock.

If a Participant elects installment payments, he can, at any time, request the remaining value of his unpaid Account in a lump sum. If a participant dies after electing to receive installment payments, his Beneficiary will receive the remaining value of the Account in a lump sum.

Payments hereunder must satisfy the distribution requirements described in Section 15.5.

16.3	Change of Election

A Participant or Beneficiary who has elected the optional form of payment may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator. There is no limit on the number of elections or revocations a Participant or his Beneficiary may make prior to his Benefit Payment Date.

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16.4	Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

Notwithstanding the foregoing, a “qualified distributee” may not elect a direct rollover with respect to an “eligible rollover distribution” if the total value of the “eligible rollover distributions” expected to be made to the “qualified distributee” for the year is less than $200.

For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan” means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b), and (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan; provided, however, that the portion of a Participant’s “eligible rollover distribution” that consists of his After-Tax Contributions may only be transferred to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for such contributions, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income and the portion that is not includible in income.

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more.

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(iii)	any hardship withdrawal made in accordance with the provisions of Article XIII.

(c)	A “qualified distributee” means a Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

16.5	Notice Regarding Forms of Payment

Within the 60-day period ending 30 days before a Participant’s Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment provided under the Plan. Distribution of the Participant’s Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.6	Reemployment

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall become ineffective.

16.7	Distribution in the Form of Employer Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of such Account in the form of Employer stock.

Plan # 033	77	Contract #: 51104002

ARTICLE XVII

BENEFICIARIES

17.1	Designation of Beneficiary

The Beneficiary of a Participant who does not have a Spouse shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. The Beneficiary of a Participant who has a Spouse shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with the written consent of his Spouse. For purposes of this Section, a Participant shall be treated as not having a Spouse and such Spouse’s consent shall not be required if the Participant does not have a Spouse on his Benefit Payment Date.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the deceased Participant’s surviving children in equal shares or, if there are no surviving children, the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2	Spousal Consent Requirements

Any written consent given by a Participant’s Spouse pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the Spouse’s written consent must either (i) specify any non-Spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without the Spouse’s written consent or (ii) acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the Spouse’s further consent. A Participant’s Spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be valid only with respect to the Spouse who signs the consent.

17.3	Revocation of Beneficiary Designation Upon Divorce

Notwithstanding any other provision of this Article XVII to the contrary, if a Participant designates his or her Spouse as Beneficiary under the Plan, such designation shall automatically become null and void as of the date of any final divorce or similar decree

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or order unless either (i) the Participant re-designates such former Spouse as his or her Beneficiary after the date of the final decree or order or (ii) such former Spouse is designated as the Participant’s Beneficiary under a qualified domestic relations order; provided, however, that such former Spouse shall be the Participant’s Beneficiary under this clause (ii) only to the extent required in accordance with the qualified domestic relations order.

Plan # 033	79	Contract #: 51104002

ARTICLE XVIII

ADMINISTRATION

18.1	Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

18.2	Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, making factual determinations, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority. The decision of the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall be final and binding on all persons and entitled to the maximum deference allowed by law.

18.3	Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a

Plan # 033	80	Contract #: 51104002

meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4	Claims Review Procedure

Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control whenever a claim for benefits under the Plan filed by any person (referred to in this Section as the “Claimant”) is denied. The provisions of this Section shall also control whenever a Claimant seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his Account (including a failure or error in implementing investment directions) and such claim is denied.

Whenever a claim under the Plan is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant’s claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor’s decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed

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with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.

Notwithstanding the foregoing, special procedures apply for processing claims and reviewing prior claim determinations if a Claimant’s claim for benefits is contingent upon a determination as to whether a Participant is Disabled under the Plan.

18.5	Special Rules Applicable to Claims Related to Investment Errors

Any person alleging that there has been a failure or error in implementing investment directions with respect to a Participant’s Account must file a claim with the Administrator on or before the earlier of (a) 60 days from the mailing of a trade confirmation, account statement, or any other document, from which the error can be discovered, or (b) one year from the date of the transaction related to the error. Any claim filed outside of such period shall be limited to the benefit that would have been determined if the claim were timely filed, and therefore any adjustments shall be calculated for such period only.

18.6	Exhaustion of Remedies

No civil action for benefits under the Plan shall be brought unless and until the aggrieved person has (a) submitted a timely claim for benefits in accordance with this Article, (b) been notified by the Administrator that the claim has been denied, (c) filed a written request for a review of the claim in accordance with the preceding Section, (d) been notified in writing of an adverse benefit determination on review, and (e) filed the civil

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action within 1 year of the date he receives a final adverse determination of his claim on review.

18.7	Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.8	Indemnification

In addition to whatever rights of indemnification the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

18.9	Prudent Man Standard of Care

The Trustee, the Sponsor and any other fiduciary under the Plan shall discharge his duties under the Plan solely in the interests of Participants and Beneficiaries and, in accordance with the requirements of ERISA Section 404(a)(1)(B), with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

18.10	Actions Binding

Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

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ARTICLE XIX

AMENDMENT AND TERMINATION

19.1	Amendment by Plan Sponsor

Subject to the provisions of Section 19.3, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2	Amendment by Volume Submitter Practitioner

In the event that there is a change in the law applicable to the Plan, as reflected in the Code, regulations issued thereunder, revenue rulings, or other statements published by the Internal Revenue Service, the “volume submitter practitioner” may amend the Plan to comply with such changes on behalf of the Sponsors who have adopted its “specimen plan” prior to the date that its “specimen plan” is amended to comply with such change. In addition, the “volume submitter practitioner” may amend the Plan to correct its prior approved “specimen plan.” No amendment by the “volume submitter practitioner” shall be effective prior to February 17, 2005.

The “volume submitter practitioner” shall maintain, or have maintained on its behalf, a record of the Sponsors adopting its “specimen plan.” The “volume submitter practitioner” shall make reasonable and diligent efforts to ensure that a copy of any amendment adopted hereunder is provided to each Sponsor at the Sponsor’s last known address, as shown in the record maintained in accordance with the preceding sentence. Where necessary, the “volume submitter practitioner” shall make reasonable and diligent efforts to ensure that each Sponsor adopts new documents when necessary.

An amendment made by the “volume submitter practitioner” in accordance with the provisions of this Section may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan and Trust to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.

The “volume submitter practitioner” may not amend a Plan on behalf of its Sponsor if either (a) the Plan modifies the “specimen plan” to incorporate a type of plan that is not permitted under the volume submitter program, as described in applicable Revenue Procedures or other statements of the Internal Revenue Service, or (b) the Internal Revenue Service has advised the Sponsor that the Plan modifies the “specimen plan” in such a manner or to such an extent that the Plan must be treated as an individually-designed plan and will not receive the extended 6-year remedial amendment cycle applicable to volume submitter plans.

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For purposes of this Section, the following terms have the following meanings:

(a)	The “specimen plan” means the plan with respect to which the Internal Revenue Service has issued an advisory letter to the “volume submitter practitioner.”

(b)	The “volume submitter practitioner” means Thompson Hine, LLP d/b/a Plan Document Systems.

19.3	Limitation on Amendment

Except as otherwise required by law, no amendment shall be made to the Plan that decreases the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Treasury Regulations Section 1.401(a)(4)-11(g), as applicable.

19.4	Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)

All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the

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commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his 401(k) Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.5	Inability to Locate Payee on Plan Termination

If distribution of a Participant’s Account is to be made to the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order (a “payee”) on account of the termination of the Plan, and such payee does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, distribution of such Account shall be made at the direction of the Administrator through a direct rollover to an individual retirement plan established on behalf of the payee with a provider selected by the Administrator, purchase of an annuity contract on behalf of the payee, or transfer to another “eligible retirement plan”, as defined in Section 16.4.

Plan # 033	86	Contract #: 51104002

19.6	Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer.

19.7	Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.7 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.4 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

Plan # 033	87	Contract #: 51104002

ARTICLE XX

ADOPTION BY OTHER ENTITIES

20.1	Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

Plan # 033	88	Contract #: 51104002

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2	Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3	No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4	Expenses

The expenses of operation and administration of the Plan, including the expenses of the Administrator, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be paid first from any forfeitures the Administrator has directed to be used for payment of expenses. Any remaining expenses shall be allocated among Participants’ Accounts.

Notwithstanding the foregoing, the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment fund shall be allocable to Accounts invested in such Investment Fund.

21.5	Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

Plan # 033	89	Contract #: 51104002

21.7	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8	Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make 401(k) Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make 401(k) Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any 401(k) Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV and any After-Tax Contributions which he had not previously made but which, after application of the foregoing provisions of this Section, he would have made under the provisions of Article V, shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9	Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

Plan # 033	90	Contract #: 51104002

21.10	Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution, reduced for any losses experienced by the Trust Fund, may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11	Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12	Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.13	Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14	Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such

Plan # 033	91	Contract #: 51104002

termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant’s Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.15	Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16	Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. Any Matching Contributions required to be made because of 401(k) Contributions or After-Tax Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall be contributed to the Plan as soon as administratively practicable after the date on which the Participant’s contributions are paid to the Plan. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. Additional contributions made in accordance with the provisions of this Section that are treated as 401(k) Contributions shall not be included in applying the limitations on 401(k) Contributions described in Article VII. Additional contributions made in accordance with the provisions of this Section that are treated as After-Tax Contributions shall not be included in applying the limitations on After-Tax

Plan # 033	92	Contract #: 51104002

Contributions described in Article VII. In addition, any Matching Contributions required to be made because of 401(k) Contributions or After-Tax Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall not be included in applying the limitations on Matching Contributions described in Article VII.

21.18	Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19	Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.20	Trust to Trust Transfer

Any Employee, including an Employee who has not yet satisfied any age and/or service requirements to become an Eligible Employee under the Plan, may, with the approval of the Administrator, have Transfer Contributions made to the Plan on his behalf by causing assets to be directly transferred by the trustee of another qualified retirement plan to the Trustee of the Plan.

Amounts contributed to the Plan through a direct rollover shall not constitute Transfer Contributions.

Transfer Contributions made on behalf of an Employee shall be deposited in the Trust and credited to a Transfer Contributions Sub-Account established in the Employee’s name. Such Sub-Account shall share in the allocation of earnings, losses, and expenses of the Trust Fund(s) in which it is invested, but shall not share in allocations of Employer Contributions.

In the event a Transfer Contribution is made on behalf of an Employee who has not yet satisfied the requirements to become an Eligible Employee under the Plan, such Transfer Contributions Sub-Account shall represent the Employee’s sole interest in the Plan until he becomes an Eligible Employee.

Plan # 033	93	Contract #: 51104002

21.21	Plan Correction Procedures

The Employer shall take such action as it deems necessary to correct any Plan failure, including, but not limited to, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. Subject to the requirements of the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance (“EPCRS”), the Employer may adopt any correction method that it deems appropriate under the circumstances. In addition to any correction method specified in the Plan, the Employer may, where appropriate, make correction in accordance with EPCRS, including the making of a qualified nonelective contribution permitted under EPCRS, but not otherwise provided under the Plan.

In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

Plan # 033	94	Contract #: 51104002

ARTICLE XXII

TOP-HEAVY PROVISIONS

22.1	Applicability

There shall be no top-heavy provisions applicable under the Plan.

*         *         *

EXECUTED AT Jacksonville, FL this 30th day of April, 2010.

RAYONIER INC.

By:	/s/ Michael Fountain

	Title:	Senior Manager, Benefits

And:

Title:

Plan # 033	95	Contract #: 51104002

FINAL 411(a) REGULATIONS COMPLIANCE APPENDIX

TO

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

This Compliance Appendix amends the Plan to comply with final Treasury Regulations issued under Code Section 411(a) addressing the interaction between the anti-cutback requirements of Code Section 411(d)(6) and the nonforfeitability requirements of Code Section 411(a). This Compliance Appendix is intended as good faith compliance with the requirements of the final regulations and is to be construed in accordance with the Treasury Regulations construing Code Section 411(a) and is effective for amendments adopted on or after August 9, 2006.

Accordingly, Section 6.11 of the Plan is amended in its entirety to provide as follows:

6.11	Election of Former Vesting Schedule

If there is a change in the vesting schedule because the Plan Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, the following shall apply:

(a)	In no event shall a Participant’s vested interest in his Account on the effective date of the change in vesting schedule be less than his vested interest in his Account immediately prior to the effective date of the amendment.

(b)	In no event shall a Participant’s vested interest in attributable to his Account determined as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Account immediately prior to the effective date of such amendment.

(c)

Any Participant with 3 or more years of Vesting Service shall have a right to have his vested interest in his Account (including amounts credited to such Account following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment

Plan # 033	96	Contract #: 51104002

from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

Plan # 033	97	Contract #: 51104002

415 COMPLIANCE APPENDIX

TO

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

This Appendix amends the Plan to comply with final regulations released on April 4, 2007 under Code Section 401(k) (“401(k) regulations revisions”) and Code Section 415 (“final 415 regulations”). This Appendix is intended as good faith compliance with the requirements of the 401(k) regulations revisions and final 415 regulations. To the extent the provisions of the Plan are inconsistent with the provisions of this Appendix, the provisions of this Appendix shall be controlling.

1.	EFFECTIVE THE FIRST DAY OF THE FIRST PLAN YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE DEFINITION OF “COMPENSATION” IN SECTION 1.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISIONS AT THE END OF SUCH DEFINITION. THIS AMENDMENT SHALL HAVE NO EFFECT ON AMOUNTS INCLUDED AS COMPENSATION FOR PERIODS PRIOR TO THAT DATE AND SHALL NOT BE CONSTRUED AS CREATING AN INFERENCE AS TO WHETHER POST-SEVERANCE AMOUNTS WERE OR WERE NOT INCLUDED IN COMPENSATION PRIOR TO THAT DATE.

Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employers and all Related Companies, Compensation shall not include amounts received by the Participant following such severance from employment except as provided below:

•	Compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 1⁄2 months of such severance.

The foregoing applies for purposes of determining the following:

•	401(k) Contributions.

•	After-Tax Contributions.

•	Regular Matching Contributions.

Plan # 033	98	Contract #: 51104002 Final 415 Compliance Appendix

•	Enhanced Retirement Contributions.

•	Compensation shall include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 1⁄2 months of such severance.

The foregoing applies for purposes of determining the following:

•	401(k) Contributions.

•	After-Tax Contributions.

•	Regular Matching Contributions.

•	Enhanced Retirement Contributions.

•	Compensation shall include amounts received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and only to the extent the payments (1) are includable in the Participant’s gross income and (2) are made before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 1⁄2 months of such severance.

The foregoing applies for purposes of determining the following:

•	401(k) Contributions.

•	After-Tax Contributions.

•	Enhanced Retirement Contributions.

2.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE FOLLOWING REPLACES AND SUPERSEDES THE DEFINITION OF “ANNUAL ADDITION” IN SECTION 7.1.

The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts credited to the Participant’s account(s) for the “limitation year”:

Plan # 033	99	Contract #: 51104002 Final 415 Compliance Appendix

(a)	all employer contributions credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company, including “elective contributions” (other than “elective contributions” to an eligible deferred compensation plan under Code Section 457) and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”;

(b)	all “employee contributions” credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Code Section 411(c)(2)(C) (without regard to whether the plan is subject to the provisions of Code Section 411);

(c)	all forfeitures credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by the Employer or a Related Company;

(d)	all amounts credited for the “limitation year” to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company;

(e)	if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the “limitation year” to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company; and

(f)	all amounts credited to the Participant for the “limitation year” under a simplified employee pension.

Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or a Related Company to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment.

Except as otherwise specifically provided below, an amount will be treated as credited to a Participant’s account for a “limitation year” if such amount is both (1) allocated to the

Plan # 033	100	Contract #: 51104002 Final 415 Compliance Appendix

Participant’s account as of a date within such “limitation year” (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining “annual additions” for a “limitation year” until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant’s account for the “limitation year” in which they are made. The applicable period for making “employee contributions” is within 30 days of the close of the “limitation year.” The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Code Section 404(a)(6), as applicable to the entity’s taxable year with or within which the “limitation year” ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the “limitation year” ends.

Forfeitures re-allocated to a Participant’s account are treated as credited to the Participant’s account for the “limitation year” in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Code Section 414(u)) are treated as “annual additions” for the “limitation year” to which they relate, rather than the “limitation year” in which they are made.

3.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE DEFINITION OF “415 COMPENSATION” IN SECTION 7.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISIONS AT THE END OF SUCH DEFINITION.

Notwithstanding any other provision of the Plan to the contrary, effective for “limitation years” beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all Related Companies, “415 compensation” does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the “limitation year” in which the Participant’s severance from employment occurs or (b) within 2  1⁄2 months of such severance if such amounts:

•	would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, and would have been included in the Participant’s “415 compensation” if he had continued in employment.

Plan # 033	101	Contract #: 51104002 Final 415 Compliance Appendix

•	are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in “415 compensation” if his employment had continued.

•	are received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and only to the extent the payments are includable in the Participant’s gross income.

For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.

To be included in a Participant’s “415 compensation” for a particular “limitation year”, an amount must have been received by the Participant (or would have been received, but for the Participant’s election under Code Section 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i), or 457) within such “limitation year”. Notwithstanding the foregoing, effective the first day of the “limitation year” beginning on or after July 1, 2007, amounts earned during a particular “limitation year”, that are not paid until the subsequent “limitation year” because of the timing of pay periods and pay dates, are included in “415 compensation” for the “limitation year” in which they were earned if (1) the amounts are paid within the first few weeks of the next “limitation year”, (2) are included on a uniform and consistent basis with respect to similarly-situated employees, and (3) are not also included as “415 compensation” in the subsequent “limitation year”.

4.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST PLAN YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE DEFINITION OF “TEST COMPENSATION” IN SECTION 7.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISIONS AT THE END OF SUCH DEFINITION. NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATOR MAY ELECT TO SUBSTITUTE A DIFFERENT DEFINITION OF COMPENSATION THAT SATISFIES THE REQUIREMENTS OF CODE SECTION 414(S).

If a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employer and all Related Companies, “test compensation” does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the “limitation year” in which the Participant’s severance from employment occurs or (b) within 2  1⁄2 months of such severance if such amounts:

•

would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses,

Plan # 033	102	Contract #: 51104002 Final 415 Compliance Appendix

or other similar compensation, and would have been included in the Participant’s “test compensation” if he had continued in employment.

•	are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in “test compensation” if his employment had continued.

•	are received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and only to the extent the payments are includable in the Participant’s gross income.

5.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE FOLLOWING REPLACES AND SUPERSEDES SECTION 7.8 OF THE PLAN.

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $46,000 for the “limitation year” beginning in 2008) or (ii) 100 percent of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an “annual addition” under Code Section 419A(d)(2). A Participant’s 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant’s “annual additions” for the “limitation year” to satisfy the preceding limitation.

If the Employer or a Related Company participates in a multiemployer plan, in determining whether the “annual additions” made on behalf of a Participant to the Plan, when aggregated with “annual additions” made on the Participant’s behalf under the multiemployer plan satisfy the above limitation, only “annual additions” made by the Employer (or a Related Company) to the multiemployer plan shall be aggregated with the “annual additions” under the Plan and “415 compensation” shall include only compensation paid to the Participant by the Employer (or a Related Company).

If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.

6.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON

Plan # 033	103	Contract #: 51104002 Final 415 Compliance Appendix

OR AFTER JULY 1, 2007, THE FOLLOWING REPLACES AND SUPERSEDES SECTION 7.9 OF THE PLAN.

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” to be made under the Plan for the “limitation year” when combined with the “annual addition” to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, the “annual addition” to be made to such other plan(s) shall be reduced, to the extent necessary so that the limitation in the preceding Section is satisfied.

If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, when combined with the “annual addition” made under any other qualified defined contribution plan maintained by an Employer or a Related Company nevertheless exceeds the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.

Plan # 033	104	Contract #: 51104002 Final 415 Compliance Appendix

PPA, HEART, and WRERA COMPLIANCE APPENDIX

TO

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

This Appendix incorporates the elections made in the PPA, HEART, and WRERA Compliance Election Form adopted by the Sponsor for purposes of amending the Plan to comply with the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”) and applicable guidance. This Appendix, together with the PPA, HEART, and WRERA Compliance Election Form, is intended as good faith compliance with the requirements of the PPA, HEART, and WRERA and applicable guidance. To the extent the provisions of the Plan are inconsistent with the provisions of this Appendix, the provisions of this Appendix shall be controlling.

1.	THE DEFINITION OF “COMPENSATION” IN SECTION 1.1 IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISION.

Notwithstanding any other provision of the Plan to the contrary, Compensation does not include differential pay, as defined hereunder. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services, that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

2.	SECTION 6.10 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PARAGRAPH.

For purposes of determining whether a Participant is 100 percent vested under this Section, a Participant who is absent from employment as an Employee because of military service and who dies after December 31, 2006, while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be treated as having returned to employment with an Employer or a Related Company immediately prior to his death and as having died while employed by an Employer or a Related Company.

Plan # 033	105	Contract #: 51104002

PPA Compliance Appendix

3.	THE DEFINITION OF “415 COMPENSATION” IN SECTION 7.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISION.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his “415 compensation” will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

4.	THE DEFINITION OF “TEST COMPENSATION” IN SECTION 7.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISION.

Notwithstanding any other provision of the Plan to the contrary, unless the Administrator elects to substitute a different definition of compensation that satisfies the requirements of Code Section 414(s), if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his “test compensation” will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

5.	SECTION 7.7 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING.

Effective for Plan Years beginning after December 31, 2007, income and loss for the “gap period” shall not be distributed with respect to contributions in excess of any limit described in the preceding Sections of this Article VII.

Plan # 033	106	Contract #: 51104002

PPA Compliance Appendix

6.	A NEW SECTION IS ADDED AT THE END OF ARTICLE X TO PROVIDE AS FOLLOWS.

Diversification of Employer Stock

The provisions of this Section shall apply to any Plan that provides for investment in Employer stock if such Employer stock is publicly traded or treated as publicly traded under Code Section 401(a)(35). Employer stock that is not publicly-traded shall be treated as publicly-traded securities if the Employer or any member of its controlled group (determined as provided in Code Section 414(b), but substituting 50 percent for 80 percent) has issued publicly-traded securities, unless neither the Employer nor its parent company has issued either (i) publicly-traded securities or (ii) a special class of stock that grants particular rights to or bears particular risks for the holder or issuer with respect to any member of the controlled group.

Notwithstanding any other provision of the Plan to the contrary, a Participant whose 401(k) Contributions Sub-Account and/or After-Tax Contributions Sub-Account is invested, in whole or in part, in the Employer stock Investment Fund shall be permitted to divest such investments and re-invest such Sub-Account(s) in other Investment Funds provided under the Plan.

A Participant whose Employer Contributions Sub-Account is invested, in whole or in part, in the Employer stock Investment Fund and who is credited with at least 3 years of Vesting Service shall be permitted to divest such investment and re-invest his Employer Contributions Sub-Account in other Investment Funds provided under the Plan.

The Plan shall offer at least three Investment Fund options as alternatives to the Employer stock Investment Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.

The Administrator shall notify each eligible Participant of his diversification rights no later than 30 days prior to the date he is first eligible to divest his investment in the Employer stock Investment Fund.

The Plan shall not be treated as meeting the requirements of this Section if the Plan imposes any restrictions or conditions on investment in the Employer stock Investment Fund that do not also apply to investment in the other Investment Funds. Prohibited restrictions and conditions include, but are not limited to, provisions that:

•	permit a Participant to divest investments in the Employer stock Investment Fund on a less frequent basis than the Participant may divest his investments in any other Investment Fund (e.g., quarterly divestment from the Employer stock Investment Fund, but daily divestment from other Investment Funds)

Plan # 033	107	Contract #: 51104002

PPA Compliance Appendix

•	treat a Participant who divests his investment in the Employer stock Investment Fund less favorably than a Participant who retains such investment (e.g., the Plan provides a higher match rate for Participants who invest in the Employer stock Investment Fund)

•	preclude a Participant who divests his investment in the Employer stock Investment Fund from re-investing in the Employer stock Investment Fund for a specified period of time.

The preceding provisions do not preclude the Plan from (a) limiting the extent to which a Participant’s Account may be invested in the Employer stock Investment Fund or (b) treating the Employer stock Investment Fund as a closed Investment Fund in which no future contributions are invested and to which no other amounts may be transferred.

The provisions of this Section shall be effective as follows:

(a)	Except as otherwise specifically provided below with respect to restrictions or conditions on investments in the Employer stock Investment Fund, the diversification requirements shall apply with respect to Employer stock acquired in Plan Years beginning on or after January 1, 2007.

(b)	Except as otherwise specifically provided below, the diversification requirements shall be phased in, beginning with the 2007 Plan Year, with respect to Employer stock acquired in prior Plan Years and shall apply to the applicable percentage of such Employer stock, as determined for each Plan Year based on the chart below:

Plan Year	Applicable Percentage
1st Plan Year beginning on or after January 1, 2007	33%
2nd Plan Year	66%
3rd Plan Year	100%

(c)	Notwithstanding the provisions of paragraph (b), if a participant is age 55 and has completed 3 years of Vesting Service before the first day of the 2007 Plan Year, the diversification requirements shall apply to the Participant’s full investment in the Employer stock Investment Fund.

(d)	Notwithstanding any other provision of this Section, any restriction or condition on investments in the Employer stock Investment Fund that was

Plan # 033	108	Contract #: 51104002

PPA Compliance Appendix

in effect on December 18, 2006, and that either (1) applied to all Investment Funds other than a stable value Investment Fund or (2) provided for divestment of investments in the Employer stock Investment Fund on a less frequent basis than divestment was permitted with respect to other Investment Funds, may continue to be applied through December 31, 2007, but may no longer be applied on or after January 1, 2008.

(e)	Any other restriction or condition on investments in the Employer stock Investment Fund that was in effect on December 18, 2006, may continue to be applied through March 30, 2007, but may no longer be applied on or after March 31, 2007.

7.	SECTION 11.6 IS AMENDED IN ITS ENTIRETY EFFECTIVE THE EARLIER OF (1) THE LATER OF (A) DECEMBER 31, 2007 OR (B) THE DATE THE LAST BARGAINING AGREEMENT RATIFIED ON OR BEFORE AUGUST 17, 2006 TERMINATES OR (2) DECEMBER 31, 2008, TO PROVIDE AS FOLLOWS.

Within a reasonable period of time after the end of each Plan Year quarter, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as the most recent Valuation Date.

8.	A NEW SECTION IS ADDED TO ARTICLE XV TO PROVIDE AS FOLLOWS.

Special Provisions Applicable to 2009 Minimum Required Distributions

Notwithstanding any other provision of the Plan to the contrary, including the provisions of Section 15.5 of the Plan, a Participant who would otherwise be required to receive a minimum distribution from the Plan in accordance with Code Section 401(a)(9) for the 2009 calendar year may elect not to receive any such distribution that is payable with respect to the 2009 calendar year. If a Participant’s Beneficiary is receiving a distribution that is subject to the 5-year rule (full payment must be made within 5 years of the Participant’s death), the 5-year period may be determined without taking 2009 into account, thereby extending the maximum distribution period to 6 years.

The provisions of this Section are effective for minimum payments made for the 2009 calendar year and do not include any minimum payment that is made in 2009, but is attributable to a different year (i.e., the Participant reached his Required Beginning Date in 2008, but payment of the 2008 minimum is not made until 2009).

Plan # 033	109	Contract #: 51104002

PPA Compliance Appendix

9.	EFFECTIVE JANUARY 1, 2007, THE DEFINITION OF “ELIGIBLE RETIREMENT PLAN” IN PARAGRAPH (A) OF SECTION 16.4 OF THE PLAN IS AMENDED IN ITS ENTIRETY TO PROVIDE AS FOLLOWS.

(a)	An “eligible retirement plan” means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) effective for distributions made on or after January 1, 2008, a Roth IRA, as described in Code Section 408A, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Code Section 408A(c)(3)(B). Notwithstanding the foregoing, the portion of a Participant’s “eligible rollover distribution” that consists of his After-Tax Contributions may only be transferred(A) to an individual retirement account or annuity described in Code Section 408(a) or (b) or (B) to a qualified plan described in Code Section 401(a) or 403(a) or a retirement annuity described in Code Section 403(b); provided that a plan or annuity described in (B) agrees to separately account for such contributions, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income and the portion that is not includible in income.

10.	THE DEFINITION OF “ELIGIBLE RETIREMENT PLAN” IN PARAGRAPH (A) OF SECTION 16.4 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PARAGRAPH.

Notwithstanding the foregoing, effective for distributions made in Plan Years beginning after December 31, 2009, an “eligible retirement plan” with respect to a “qualified distributee” other than the Participant, the Participant’s Spouse, or the Participant’s former Spouse means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

Plan # 033	110	Contract #: 51104002

PPA Compliance Appendix

11.	THE DEFINITION OF “QUALIFIED DISTRIBUTEE” IN PARAGRAPH (C) OF SECTION 16.4 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING SENTENCE.

Notwithstanding the foregoing, effective for distributions made in Plan Years beginning after December 31, 2009, a “qualified distributee” includes a Participant’s non-spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

12.	SECTION 16.5 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING.

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2006, the written explanation provided by the Administrator shall include a description of the consequences to the Participant of electing an immediate distribution of his vested Account balance instead of deferring payment to his Normal Retirement Date.

13.	SECTION 21.17 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PARAGRAPH.

If a Participant who is absent from employment as a Covered Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant’s vested interest in his Account and his Beneficiary’s eligibility for a death benefit under the Plan. Notwithstanding the foregoing, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

Plan # 033	111	Contract #: 51104002

PPA Compliance Appendix

FIRST AMENDMENT

TO THE

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

January 1, 2010 Restatement

The Rayonier-Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, as presently maintained under an amendment and restatement made effective as of January 1, 2010, is hereby amended, effective as of January 1, 2010, in the following respects:

1. The definition of “Disabled” in Section 1.1 of the Plan is amended to provide as follows:

“Disabled” means presumably permanent incapacity in accordance with the Federal Social Security Act occurring after the effective date and resulting in a Participant being unable to engage in any regular gainful employment or occupation by reasons of any medically demonstrable physical or mental condition. Such Disability shall be deemed to exist only when a written application has been filed with the Employer by or on behalf of such Participant and when such Disability is certified to the Employer by a licensed physician approved by the Employer. Such Disability will not be considered established unless it has continued for a period of not less than six (6) months.

2. Section 6.9 of the Plan is amended to provide as follows:

6.9	Vesting of Employer Contributions

A Participant’s vested interest in his Qualified Matching Contributions Sub-Account shall be at all times 100 percent.

A Participant’s vested interest in his Enhanced Retirement Contributions and Regular Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%

Amendment 1 - 1

4, but less than 5	80%
5 or more	100%

3. Sections 7.7 through 7.10 of the Plan are renumbered as Sections 7.8 through 7.11, and a new Section 7.7 is added to Article VII which provides as follows:

7.7	Treatment of Forfeited Matching Contributions

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be applied against the Employers’ contribution obligations for the Plan Year or against Plan expenses, as directed by the Administrator.

Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year exceed the amount of the Employers’ contribution obligations for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall for all Plan purposes be applied against Plan expenses and the Employers’ contribution obligations for the following Plan Year.

*    *    *

EXECUTED at Jacksonville, FL this 21st day of December, 2010.

RAYONIER INC.

By:	/s/ W. Edwin Frazier III

	Title:	Sr VP, Administration, CAO and Corporate Secretary

Amendment 1 - 2

SECOND AMENDMENT

TO THE

RAYONIER INC. – JESUP MILL SAVINGS PLAN

FOR HOURLY EMPLOYEES

January 1, 2010 Restatement

The Rayonier Inc. – Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, as presently maintained under an amendment and restatement made effective as of January 1, 2010, is hereby further amended in the following respect:

1. Effective as of July 1, 2012, Section 13.1 (“Non-Hardship Withdrawals of After-Tax Contributions”) is amended by deleting the second paragraph thereto in its entirety.

2. Effective July 1, 2012, Section 13.6 (“Overall Limitations on Non-Hardship Withdrawals”) is amended by deleting subparagraphs (e) and (f) and adding a new subparagraph (e) to provide as follows:

“A Participant who makes a non-hardship withdrawal of his After-Tax Contributions or Regular Matching Contributions shall not be eligible for Matching Contributions for three months following the withdrawal.”

3. Effective July 1, 2012, Section 13.6 (“Overall Limitations on Non-Hardship Withdrawals”) is further amended by deleting the word “supplemental” as it appears in subparagraphs (c) and (d) thereof.

*    *    *

EXECUTED this 27th day of June, 2012.

RAYONIER INC.

By:	/s/ W. Edwin Frazier III

Title: Senior Vice President, Administrator Chief Administrative Officer and Corporate Secretary

Amendment 2 - 1

THIRD AMENDMENT

TO THE

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

January 1, 2010 Restatement

The Rayonier-Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, as presently maintained under an amendment and restatement made effective as of January 1, 2010, as amended, is hereby further amended, effective as of September 1, 2012, by modifying the first paragraph of the Plan’s 415 Compliance Appendix to provide as follows:

Notwithstanding any other provision of the Plan to the contrary, effective September 1, 2012, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employers and all Related Companies, Compensation shall not include amounts received by the Participant following such severance from employment except as provided below:

•	Compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 1⁄2 months of such severance.

The foregoing applies for purposes of determining the following:

•	401(k) Contributions.

•	After-Tax Contributions.

•	Regular Matching Contributions.

•	Enhanced Retirement Contributions.

•

Compensation shall include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the “limitation year” (as

Amendment 3 - 1

defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 1⁄2 months of such severance.

The foregoing applies for purposes of determining the following:

•	401(k) Contributions.

•	After-Tax Contributions.

•	Regular Matching Contributions.

•	Enhanced Retirement Contributions.

*    *    *

EXECUTED at Jacksonville, FL this 21st day of August, 2012.

RAYONIER INC.

By:	/s/ James L. Posze, Jr.

	Title:	VP-HR

Amendment 3 - 2

FOURTH AMENDMENT

TO THE

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

January 1, 2010 Restatement

The Rayonier-Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, as presently maintained under an amendment and restatement made effective as of January 1, 2010, as amended, is hereby further amended, effective as of November 1, 2012, by modifying the definition of “Covered Employee” in Section 1.1 of the Plan to provide as follows:

A “Covered Employee” means any hourly paid bargaining unit employee of Rayonier – Jesup Mill who is covered by a collective bargaining agreement between his Employer and a union. Notwithstanding the foregoing, the term “Covered Employee” shall not include the following:

•	any individual with respect to whom an Employer does not withhold income or employment taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of his Employer, unless and until the Employer extends coverage to such individual;

•	any Self-Employed Individual;

•	any intern; and

•	any contingent worker.

*    *    *

Amendment 4 - 1

EXECUTED at Jacksonville, FL this 31st day of October, 2012.

RAYONIER INC.

By:	/s/ James L. Posze, Jr.

	Title:	VP HR

Amendment 4 - 2

FIFTH AMENDMENT

TO THE

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

January 1, 2010 Restatement

The Rayonier-Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, as presently maintained under an amendment and restatement made effective as of January 1, 2010, as amended, is hereby further amended, effective as of the dates indicated below, in the following respects.

PART A

Effective as of January 1, 2013, the Plan is amended in the following respects:

1. Section 4.2 of the Plan is amended to provide as follows:

4.2	Amount of 401(k) Contributions

The amount of 401(k) Contributions to be made each payroll period on behalf of an Eligible Employee by his Employer shall be a percentage, expressed in the increments prescribed by the Administrator, of the Eligible Employee’s Compensation of not less than one percent nor more than 16 percent. The 401(k) Contributions made to the Plan in the amount of one to six percent of an Eligible Employee’s Compensation shall be treated as “basic” 401(k) Contributions and shall be matched in accordance with the provisions of Article VI. The 401(k) Contributions made to the Plan in the amount of seven percent of Compensation to 16 percent of Compensation shall be treated as “supplemental” 401(k) Contributions and shall not be matched. In the event an Eligible Employee elects to have his Employer make 401(k) Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2. Section 5.2 of the Plan is amended to provide as follows:

5.2	Amount of After-Tax Contributions by Payroll Withholding

The amount of After-Tax Contributions made by an Eligible Employee by payroll withholding shall be a percentage, expressed in the increments prescribed by the Administrator, of his Compensation of not less than one percent nor more than 16 percent. The After-Tax Contributions made by an Eligible Employee between one

Amendment 5 - 1

percent and six percent of compensation shall be treated as “basic” After-Tax Contributions and shall be matched in accordance with the provisions of Article VI. The After-Tax Contributions made by an Eligible Employee between seven percent and 16 percent of Compensation shall be treated as “supplemental” After-Tax contributions and shall not be matched.

PART B

Effective as of April 15, 2013, the Plan is amended in the following respects:

1. A new definition of “Annual Contribution” is added to Section 1.1 of the Plan which provides as follows:

An “Annual Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is not contingent upon a Participant’s “elective contributions” or “employee contributions” as those terms are defined in Section 7.1. Annual Contributions do not include Enhanced Retirement Contributions and Matching Contributions.

2. The definition of “Enhanced Retirement Contribution” in Section 1.1 of the Plan is amended to provide as follows:

An “Enhanced Retirement Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is not contingent upon a Participant’s “elective contributions” or “employee contributions” as those terms are defined in Section 7.1. Enhanced Retirement Contributions do not include Annual Contributions and Matching Contributions.

3. Section 3.1 of the Plan is amended to provide as follows:

3.1	Eligibility

Each Covered Employee who was an Eligible Employee immediately prior to April 15, 2013 shall continue to be an Eligible Employee on April 15, 2013.

Each other Covered Employee shall become an Eligible Employee, eligible to participate in all aspects of the Plan, other than allocations of Enhanced Retirement Contributions, as of the applicable Enrollment Date following the earlier of:

(a)	the date on which he has completed 90 days of “full-time employment” with an Employer without interruption, or

Amendment 5 - 2

(b)	the date on which he has completed one year of Eligibility Service.

Each other Covered Employee shall become an Eligible Employee, eligible to receive allocations of Enhanced Retirement Contributions, as of the applicable Enrollment Date upon becoming a Covered Employee.

Notwithstanding the foregoing, a Covered Employee who is hired after April 11, 2013, shall become an Eligible Employee, eligible to receive allocations of Annual Contributions, as of the applicable Enrollment Date following the date on which he has completed one year of Eligibility Service.

For purposes of paragraph (a) of this Section, “full-time employment” means employment during which it is contemplated that the Employee will work 1,000 or more hours during each 12-consecutive-month period.

If a Participant transfers from the employment classification of bargaining unit employee to the status of a salaried employee, such Participant will be eligible to continue participation in this Plan only until the date such Participant would be eligible to participate in the Rayonier Investment and Savings Plan for Salaried Employees.

An individual who was a participant in the Rayonier Investment and Savings Plan for Salaried Employees and who transfers to the employment classification of bargaining unit employee will be eligible to become a Participant in the Plan on the first day of the month following the date his employment classification changes to that of Covered Employee.

4. A new subsection (c) is added to Section 6.1 of the Plan which provides as follows:

(c)	The Contribution Periods for Annual Contributions under the Plan are July 1, 2013, July 1, 2014, July 1, 2015, and July 1, 2016.

5. Sections 6.3 through 6.12 of the Plan are renumbered as Sections 6.4 through 6.13, and a new Section 6.3 is added to Article VI which provides as follows:

6.3	Amount and Allocation of Annual Contributions

Each Employer shall make an Annual Contribution to the Plan for the Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Annual Contributions described in this Article. The amount of each such Eligible Employee’s Annual Contribution for any Contribution Period shall be based on his age and years of service as of the respective July 1, and determined in accordance with the following:

Amendment 5 - 3

	Years of Service
Age	1-4	5-9	10-14	15-19	20-24	25-29	30-34	35-39	40-44	45+
20-24	$440	$490
25-29	$550	$630
30-34	$670	$780	$840
35-39	$860	$970	$1,130	$1,380
40-44	$1,010	$1,210	$1,410	$1,660	$2,000
45-49	$1,200	$1,460	$1,720	$2,080	$2,520	$3,080
50-54	$1,200	$1,640	$2,070	$2,540	$3,100	$3,620	$4,600
55-59	$1,200	$1,640	$2,340	$2,900	$3,800	$4,600	$5,400	$6,100	$6,800
60+	$1,200	$1,640	$2,340	$2,900	$3,800	$4,600	$5,400	$6,200	$6,900	$7,700

6. Section 6.4 (formerly Section 6.3) of the Plan is amended to provide as follows:

6.4	Amount and Allocation of Regular Matching Contributions

Each Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Regular Matching Contributions described in this Article.

The amount of such Regular Matching Contribution shall be equal to 50 percent (or such other percentage as may be stated in the applicable collective bargaining agreement) of the aggregate “basic” 401(k) Contributions and “basic” After-Tax Contributions made for the Contribution Period by or on behalf of such Eligible Employee.

7. A new subsection (c) is added to Section 6.9 (formerly Section 6.8) of the Plan which provides as follows:

(c)	A person who was an Eligible Employee with respect to Annual Contributions at any time during a Contribution Period shall be eligible to receive an allocation of Annual Contributions for such Contribution Period only if he is actively employed by the Sponsor on the date the Annual Contribution is made to the Plan.

Amendment 5 - 4

8. Section 6.10 (formerly Section 6.9) of the Plan is amended to provide as follows:

6.10	Vesting of Employer Contributions

A Participant’s vested interest in his Qualified Matching Contributions Sub-Account shall be at all times 100 percent.

A Participant’s vested interest in his Annual Contributions, Enhanced Retirement Contributions, and Regular Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%

9. Section 12.1 of the Plan is amended to provide as follows:

12.1	Application for Loan

A Participant may make application to the Administrator for a loan from his Account. Notwithstanding the foregoing, a Participant may not receive a loan from that portion of his Account attributable to Annual Contributions. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.

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Amendment 5 - 5

EXECUTED at Jacksonville, FL this 11th day of June, 2013.

RAYONIER INC.

By:	/s/ James L. Posze, Jr.

	Title:	Senior Vice President, Human Resources

Amendment 5 - 6

SIXTH AMENDMENT

TO THE

RAYONIER-JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

January 1, 2010 Restatement

The Rayonier-Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, as presently maintained under an amendment and restatement made effective as of January 1, 2010, as amended, is hereby further amended, effective as of 11:59pm on June 27, 2014, in the following respects.

1. The first paragraph of the Plan’s Preamble is amended to provide as follows:

Effective as of 11:59pm on June 27, 2014, Rayonier Advanced Materials Inc. was spun-off from Rayonier Inc. In connection with this spinoff, Rayonier Advanced Materials Inc. is assuming sponsorship of the Rayonier - Jesup Mill Savings Plan for Hourly Employees and is changing the Plan’s name to the Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees, effective as of 11:59pm on June 27, 2014.

2. The definitions of “Plan” and “Sponsor” in Section 1.1 of the Plan are amended to provide as follows:

The “Plan” means the Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees, as from time to time in effect.

The “Sponsor” means Rayonier Advanced Materials Inc., and any successor thereto.

3. A new definition of “Rayonier Share Fund” is added to Section 1.1 of the Plan to provide as follows:

“Rayonier Share Fund” means the Investment Fund holding shares of Rayonier Inc.

4. Section 8.2 is amended by adding the following as the second sentence thereto:

Notwithstanding the foregoing, Participants shall be prohibited from investing in the Rayonier Share Fund. The Rayonier Share Fund shall be a frozen investment option,

Amendment 6 - 1

provided that Participants may elect to transfer all or a portion of their interest in the Rayonier Share Fund to any other Investment Fund at any point in time.

5. Section 10.6 of the Plan is amended to provide as follows:

10.6	Voting and Tendering Employer Stock

Each Participant who has an interest in the Employer stock Investment Fund shall have the right to direct the Trustee as to the manner in which the number of shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, his proportionate interest in the Employer stock Investment Fund, is to be voted. Before each annual or special meeting of shareholders of Rayonier Advanced Material Inc. there shall be sent to each Participant or Beneficiary a copy of the proxy solicitation material for each meeting, together with a form requesting instructions to the Trustee on how to vote Employer stock shares allocated to such Participant’s or Beneficiary’s Account. Upon receipt of a Participant’s direction, the Trustee shall vote the shares representing the Participant’s interest in the Employer stock Investment Fund as directed. In lieu of voting fractional shares as instructed by Participants or Beneficiaries, the Trustee may vote the combined fractional Employer stock shares to the extent possible to reflect the directions of Participants or Beneficiaries with fractional shares. The Trustees shall vote Employer stock shares allocated to Accounts under the Plan but for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the Employer stock shares with respect to which the Trustee received valid voting instructions are voted. Instructions to the Trustee shall be in a form and pursuant to such regulations as the Administrator may prescribe.

In addition, upon commencement of a tender offer for any securities held in the Employer stock Investment Fund, each Participant who has an interest in the Employer stock Investment Fund shall have the right to direct the Trustee whether or not to tender all or any portion of the shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, all or any portion of his proportionate interest in the Employer stock Investment Fund. A Participant may change his direction regarding the tender of shares representing his interest in the Employer stock Investment Fund at any time prior to the tender offer withdrawal deadline. The Trustee shall tender or not tender shares representing a Participant’s interest in the Employer stock Investment Fund in accordance with the Participant’s directions. Except as otherwise required by law, if the Trustee does not receive direction from a Participant regarding whether or not to tender the shares representing a Participant’s interest in the Employer stock Investment Fund, the Trustee shall not tender such shares. The proceeds received by the Trustee with respect to shares of stock tendered by the Trustee in accordance with Participants’ directions shall be allocated to the Accounts of those Participants who elected to tender their shares in proportion to their interest in the tendered shares.

Amendment 6 - 2

All materials provided to other shareholders, including proxy solicitation materials and all tender materials, shall be provided to each Participant with an interest in the Employer stock Investment Fund.

Any instructions received by the Trustee from Participants or Beneficiaries regarding the voting or Employer stock shall be confidential and shall not be divulged by the Trustee to anyone at Rayonier Advanced Material Inc., including any director, officer, employee or agent of Rayonier Advanced Material Inc. It being the intent of this provision to ensure that Rayonier Advanced Material Inc. (and its directors, officers, employees and agents) cannot determine the voting instructions given by any Participant or Beneficiary. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

No Participant shall have any voting or tender rights with respect to his interest in the Rayonier Share Fund.

6. Section 16.7 of the Plan is amended to provide as follows:

16.7	Distributions In-kind

Notwithstanding any other provision to the contrary, unless a Participant has elected to receive a distribution in the optional installment form, to the extent his Account is invested in the Employer stock Investment Fund or the Rayonier Share Fund on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of such Account in the form of Employer stock or in the form of Rayonier Shares, as applicable.

*    *    *

EXECUTED at Jacksonville, FL this 27th day of June, 2014.

RAYONIER ADVANCED MATERIAL INC.

By:	/s/ James L. Posze, Jr.

	Title:	SVP, HR

Amendment 6 - 3

SEVENTH AMENDMENT

TO THE

RAYONIER INC. JESUP MILL SAVINGS PLAN FOR HOURLY EMPLOYEES

January 1, 2010 Restatement

The Rayonier Inc. Jesup Mill Savings Plan for Hourly Employees, originally effective as of October 1, 1995, as presently maintained under an amendment and restatement made effective as of January 1, 2010, as amended, is hereby further amended in the following respect:

1. Retroactive to January 1, 2007 and through October 16, 2011, the first sentence of Paragraph 1 (defining Compensation in Section 1.1) of the PPA, HEART and WRERA Compliance Appendix is amended to provide as follows:

“Notwithstanding any other provision of the Plan to the contrary, Compensation does include differential pay, as defined hereunder.”

2. Retroactive to March 4, 2009, Section 3.1 of the Plan is hereby amended by adding a new paragraph after subsection (b) of the second paragraph to read as follows:

“Notwithstanding the foregoing, effective March 5, 2009, each Covered Employee shall become an Eligible Employee for purposes of eligibility to receive allocations of Enhanced Retirement Contributions as of the date such Individual becomes a Covered Employee.”

3. Retroactive to March 4, 2009, the first sentence of Section 6.2 of the Plan is amended to read as follows:

“Each Employer shall make an Enhanced Retirement Contribution to the Plan for the Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who: (i) was hired or rehired on or after March 5, 2009; and (ii) has met the allocation requirements for Enhanced Retirement Contributions described in this Article.”

*    *    *

EXECUTED this 20th day of May, 2014.

RAYONIER INC.

By:	/s/ James L. Posze, Jr.
Title:	Senior Vice President, Human Resources

Amendment 7 - 1